Exhibit 10.3

Execution Version

STOCKHOLDERS’ AGREEMENT

dated as of

September 19, 2012

among

TGR FINANCIAL, INC.

and the

Stockholders party hereto

CONFIDENTIAL

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT, dated as of September 19, 2012 (this “Agreement”), is entered into by and among (i) TGR Financial, Inc., a Florida corporation (the “Company”), (ii) Lightyear Fund II, L.P., a Delaware limited partnership (“Lightyear II”), Lightyear Co-Invest Partnership II, L.P., a Delaware limited partnership (“Lightyear Co-Invest” and, together with Lightyear II, “Lightyear”), (iii) Bay II Resource Partners, L.P. (“Bay II Resource”), Bay Resource Partners, L.P., (“Bay Resource”), BRP II Financial Investments, LLC, (“BRP II”) and Thomas E. Claugus (“Claugus” and, together, with Bay II Resource, Bay Resource and BRP II, “GMT”, and together with Lightyear, the “Key Investor Stockholders”), (iv) Cradle Cove Partners II, L.P. (“Cradle Cove Partners”), Cradle Cove Investment Opportunities Fund, L.P. (“Cradle Cove Investment”), Baum Private Investments, LLC (“Baum Private Investments”) and Compass Island Investment Opportunities Fund A, L.P. (Compass Island Investment”, and together with Cradle Cove Partners, Cradle Cove Investment and Baum Private Investments, “Resource America”), Endicott Opportunity Partners III, L.P. (“Endicott”), John Rodgers, L.P. (“Constitution”), S-FNBGC LP (“Wafra”), Banc Fund VII L.P. (“Banc Fund VII”) and Banc Fund VIII, L.P. (“Banc Fund VIII” and, together with Banc Fund VII, “Banc Funds”), Context BH Partners, LP, (“BH Equity”), GC Partners International Ltd (“GC”) and GEMS Fund, L.P. (“GEMS” and, together with GC, (“Golub”), and Prime Capital Master SPC – GOT WAT MAC Segregated Portfolio (“Prime Capital”), Waterstone Market Neutral Master Fund, Ltd. (“Waterstone Master Fund”), Waterstone Market Neutral Mac51, Ltd. (“Waterstone Mac51”) and IAM Mini-Fund 21 Limited (“IAM” and, together with Primate Capital, Waterstone Master Fund and Waterstone Mac51, (“Waterstone”), and together with Resource America, Endicott, Constitution, Wafra, Banc Funds, BH Equity and Golub, the “Fixed Percentage Investor Stockholders,” and together with the Key Investor Stockholders, the “Investor Stockholders”), (v) those Persons who subsequently sign a joinder to this Agreement in the form attached as Exhibit A (the “Additional Stockholders”) and (vi) certain management parties set forth in Exhibit D attached hereto (the “Management Parties”, and together with the Investor Stockholders and the Additional Stockholders, the “Stockholders”). The terms “Key Investor Stockholders,” “Investor Stockholders,” “Additional Stockholders,” “Fixed Percentage Investor Stockholders,” “Stockholders,” “Lightyear,” “GMT,” “Management Parties,” “Resource America,” “Endicott,” “Constitution,” “Wafra,” “Banc Funds,” “BH Equity,” “Golub” and “Waterstone” shall each mean, if such entities or persons shall have Transferred any of their shares of Company Securities to any of their respective “Permitted Transferees” (as such terms are defined below), such entities or persons and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such entities or persons may be exercised or taken at the election of such entities or persons and such Permitted Transferees.

W I T N E S S E T H :

WHEREAS, in connection with the formation of the Company and the bank holding company reorganization (the “Holding Company Reorganization”), all of the shares of common stock of the Bank (defined below) have been or will be exchanged for Common Stock (defined below), on a tax-free basis;

WHEREAS, the Company’s growth strategies include, among other things, organic growth, whole bank acquisitions and, through the Bank as its wholly-owned subsidiary, one or more failed bank acquisitions located in Florida (each, a “Target Bank”) in FDIC assisted transactions (a “FDIC Bid”);

WHEREAS, pursuant to the Bank Investment Agreement and Bank Subscription Agreements, the Investor Stockholders acquired a number of shares of common stock of the Bank in the Initial Drawdown (as such term is defined in the Bank Investment Agreement and Bank Subscription Agreements);

WHEREAS, pursuant to the Investment Agreement, the Investor Stockholders will acquire a number of shares of Common Stock and, if applicable, Preferred Stock, as is set forth therein (each a Subsequent Drawdown and together with the Initial Drawdown, the “Private Placement”);

WHEREAS, the common stock of the Bank held by the Management Parties have been or will be exchanged for shares of Common Stock upon the completion of the Holding Company Reorganization;

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations; and

WHEREAS, each Investor Stockholder is independent of, and not affiliated with, any other stockholder, other than any such other stockholder that is listed under the applicable clause (ii), (iii) or (iv) above, as the case may be.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Investment Agreement, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Acquisition Transaction” means any potential acquisition of a bank or bank holding company (as such term is defined in the BHC Act) or any assets and liabilities thereof, including but not limited to an FDIC-assisted transaction.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any stockholder or group of stockholders, and with respect to any class or series of Company Securities, the total amount of such class or series of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such stockholder or group of stockholders as of the date of such calculation, calculated on a Fully-Diluted basis.

“Bank” means First National Bank of the Gulf Coast, a national banking association.

“Bank Investment Agreement” means the Investment Agreement, dated as of April 15, 2011, by and among the Bank and the parties thereto.

“Bank Subscription Agreement” means the form of subscription agreements, dated as of April 15, 2011, by and between the Bank and each of the parties thereto.

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Florida generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Capital Raising Period” means the period beginning on April 29, 2011, which is the closing date of the Initial Drawdown (as defined in the Bank Investment Agreement), and ending on the earlier of (i) April 29, 2014, which is the third anniversary of the closing date of the Initial Drawdown, (ii) a Qualified Public Offering, (iii) a Change of Control and (iv) the date upon which the Subsequent Drawdowns have generated an aggregate amount of gross proceeds for the Company equal to $94,966,840.

“Change of Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding capital stock of the Company or fifty percent (50%) of the total number of outstanding shares of capital stock of the Company; (ii) the Company merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another Person and, immediately after giving effect to such transaction, less than fifty percent (50%) of the total voting power of the outstanding capital stock of the surviving or resulting Person is “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders immediately prior to such transaction; (iii) in one transaction or a series of related transactions, the Company, directly or indirectly (including through one or more of its Subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including capital stock of Subsidiaries) of the Company, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of Subsidiaries) by the Company or any of its Subsidiaries to any direct or indirect wholly-owned Subsidiary of the Company; (iv) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the Board then in office; and (v) the liquidation or dissolution of the Company.

“Charter” means the Articles of Incorporation of the Company, as amended from time to time.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company Securities” means (i) the Common Stock and Preferred Stock, (ii) securities convertible into or exercisable or exchangeable for Common Stock and/or Preferred Stock, (iii) any other equity or equity-linked security issued by the Company (including any security that includes an equity component (such as an equity kicker)), (iv) options, warrants or other rights to acquire Common Stock, Preferred Stock or any other equity or equity-linked security issued by the Company or (v) any hybrid security issued by an Affiliate of the Company.

“Debt Securities” means any debt security issued by the Company or any Subsidiary of the Company that is not a Company Security or a Subsidiary Security.

“Director” means, unless otherwise provided, a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, organized under the laws of the United States of America.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Federal Reserve Act” means the Federal Reserve Act of 1913, as amended.

“Fully-Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class and all shares issuable in respect of securities convertible into or exercisable or exchangeable for shares of such class (including the Preferred Stock), all shares of such class issuable pursuant to options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exercisable or exchangeable for such Company Securities; provided that if any of the foregoing options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent that such Company Securities have vested.

“Investment Agreement” means the Investment Agreement, dated as of September 19, 2012, by and among the Company and the parties thereto.

“Listing Date” means the date on which the Common Stock is first listed on the Nasdaq Stock Market.

“Maximum Committed Percentage” shall have the meaning set forth in the Investment Agreement.

“Maximum Dollar Investment” shall have the meaning set forth in the Investment Agreement.

“Maximum Voting Percentage” shall have the meaning set forth in the Investment Agreement.

“Permitted Transferee” means

(i) in the case of any Investor Stockholder, any Affiliate of such Investor Stockholder (including but not limited to any partnership or limited liability company or corporation of which an Investor Stockholder or an Affiliate of such Investor Stockholder is the general partner, managing member or manager); and

(ii) (A) in the case of any Stockholder other than a Management Party or its Permitted Transferee, any Affiliate of such Stockholder, and (B) in the case of any Management Party, any Person to whom Company Securities are Transferred from such Management Party (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided in the case of (B)(1) and (2) that such transferee is the spouse or the lineal descendant, sibling or parent of such Management Party or a trust that is for the exclusive benefit of such Management Party or its Permitted Transferees.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Potential Acquisition Transaction” means any Acquisition Transaction that the Company, the Bank or any other Subsidiary of the Company is actively pursuing.

“Preferred Shares” means shares of Preferred Stock.

“Preferred Stock” means the preferred stock designated as the “Series A Nonvoting Convertible Preferred Stock”, par value $1.00 per share, of the Company.

“Pro Rata Portion” means, with respect to any stockholder relative to any specified group of stockholders at any time (i) the Aggregate Ownership of Common Shares of such stockholder (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) at such time divided by (ii) the Aggregate Ownership of Common Shares of all members of such group (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any member of such group without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) at such time.

“Public Offering” means an underwritten public offering of Company Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Qualified Public Offering” means a Public Offering with aggregate proceeds (net of offering expenses) of at least one hundred million dollars ($100,000,000) to the Company.

“Regulatory Authorities” shall, with respect to any entity, mean, collectively, the applicable governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the entity, including but not limited to the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Florida Office of Financial Regulation, the FDIC, the Office of the Comptroller of the Currency, and all state regulatory agencies having jurisdiction over such entity.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means Common Shares.

“Subsequent Drawdown” shall have the meaning set forth in the Investment Agreement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Securities” means any shares of capital stock or equity securities of any Subsidiary of the Company, any options, warrants or other rights to acquire any shares of capital stock or equity securities of any Subsidiary of the Company and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or equity securities of any Subsidiary of the Company.

“Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Stockholder, other than a Permitted Transferee or other Affiliate of such Stockholder.

“Transaction Agreements” means this Agreement, the Investment Agreement, the Registration Rights Agreement, the Bank Investment Agreement and the Bank Subscription Agreements.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to directly or indirectly sell (including in a short sale), assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, or agree or commit to do any of the foregoing (unless such agreement or commitment is expressly subject to the terms of this Agreement and is not entered into for the purpose of circumventing this Agreement) or enter into any hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Company Securities and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing (unless such agreement or commitment is expressly subject to the terms of this Agreement and is not entered into for the purpose of circumventing this Agreement) or the entry into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Company Securities. For purposes hereof, any direct or indirect sale or transfer of the equity securities of a Stockholder will be considered a Transfer of the Company Securities held by such Stockholder if the value of the Company Securities held by such Stockholder constitutes more than fifty percent (50%) of the value involved in such sale of transfer (disregarding cash, cash equivalents and marketable securities).

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Stockholders	Preamble
Agreement	Preamble
Annual Budget Bay Resource Bay II Resource BRP II	2.09 Preamble Preamble Preamble
BHCA Claugus Code	6.06 Preamble 6.08(a)
Company Compass Island Investment	Preamble Preamble

Confidential Information

Constitution

Constitution Designee

Cradle Cove Investment

Cradle Cove Partners

Drawdown

Drawdown Closing

Drawdown Closing Date

Drawdown Notice

Endicott

Endicott Designee

Escrow Funding Date

6.01(b) Preamble 2.01(a)(iv) Preamble Preamble 3.01 3.01(b) 3.01(c) 3.01(a) Preamble 2.01(a)(iii) 3.01(d)
Exercise Notice	5.04(d)
FDIC Bid	Preamble
FDIC Statement of Policy	4.04(c)
FINRA	4.07
First Purchase Allocation	5.03(b)
First Sale Allocation	5.01(a)

Term	Section
Fixed Percentage Investor Stockholder	Preamble
Forfeit Shares Forfeit Share Payment	3.02(a)(ii) 3.02(a)(iv)
Forfeit Share Purchasers	3.02(a)(iii)
GAAP GMT	6.02 Preamble
GMT Designee Holding Company Reorganization	2.01(a)(ii) Preamble
Independent Directors	2.01(a)(vii)
Initial Drawdown Investor Designees Investor Indemnitors	Preamble 2.01(a)(iv) 2.07
Investor Stockholders	Preamble
Investor Stockholder Equityholders IRS	7.13(b) 6.08(a)
Issuance Notice Key Investor Designees	5.04(c) 2.01(a)(ii)
Key Investor Stockholder Lightyear Lightyear II Lightyear Co-Invest	Preamble Preamble Preamble Preamble
Lightyear Designee Management Agreement Management Parties	2.01(a)(i) 4.05 Preamble
Maximum Number	5.01(a)
Minimum Number	5.01(a)
Non-Participating Investor	3.02(a)
Non-Selling Stockholders	5.03(a)
Observer OCC	2.04 3.01(b)
Offer Offer Acceptance	5.03(b) 5.03(b)
Offered Securities	5.03(a)
Offer Notice	5.03(a)
Offer Period	5.03(b)
Offer Price	5.03(a)
Plan Asset Regulations	2.08
Preemption Securities	5.04(a)
Private Placement	Preamble
Purchase Number	5.03(b)
Regulatory Drop Dead Date	5.03(c)
Regulatory Sale Failure Remaining Capital Commitment	5.03(c) 3.02(a)(iii)
Replacement Nominee	2.03(a)

Term	Section
Representatives Resource America Rights Offering	6.01(b) Preamble 5.04(h)
Sale	5.03(a)
Seller Selling Investment Bank	5.03(a) 3.02(a)(iii)
Stockholders	Preamble
Tag-Along Notice	5.01(a)(i)
Tag-Along Notice Period	5.01(a)
Tag-Along Offer	5.01(a)
Tag-Along Response Notice	5.01(a)
Tag-Along Right	5.01(a)
Tag-Along Sale	5.01(a)
Tag-Along Seller	5.01(a)
Tagging Person	5.01(a)(ii)
Target Bank	Preamble
Trigger Date USRPI	5.03(c) 6.08(c)
VCOC	2.08
VCOC Investor VCOC Rights	2.08 2.08

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, except as the context may otherwise require. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to articles, sections, exhibits and schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any law include all rules and regulations promulgated thereunder. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board. (a) Subject to Section 2.01(b) and Section 2.01(c), the Board shall consist of thirteen (13) Directors, of which:

(i) one (1) shall be designated by Lightyear (the “Lightyear Designee”),

(ii) one (1) shall be designated by GMT (the “GMT Designee” and together with the Lightyear Designee, the “Key Investor Designees”),

(iii) one (1) shall be designated by Endicott (the “Endicott Designee”),

(iv) one (1) shall be designated by Constitution (the “Constitution Designee” and together with the Key Investor Designees and the Endicott Designee, the “Investor Designees”),

(v) one (1) shall be the then Chief Executive Officer of the Company,

(vi) one (1) shall be the then President of the Company, and

(vii) the remaining seven (7) Directors (the “Independent Directors”) shall, along with the Investor Designees, initially be the persons identified on Exhibit B, and the Independent Directors thereafter shall be nominated by the nominating committee of the Board (and if no such committee exists, the Board) and, if approved by stockholders at a duly called annual or special meeting of stockholders or by a written consent of stockholders, will be elected to the Board; provided that such Independent Directors described in this Section 2.01(a)(vii) must be “independent of management,” in accordance with 12 C.F.R. Part 363 and Appendix A thereto, and in any event shall not be either an “affiliate” or an “associate” (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of any stockholder or any executive officer of the Company or any Subsidiary of the Company, or any Affiliate of any of the foregoing. In the event that a nominee for Independent Director is not approved by a majority of the Common Shares, the previous Independent Director shall remain on the Board subject to the last sentence of this Section 2.01(a), and the procedure for nominating and electing such Independent Director described above shall be repeated until such Independent Director is elected.

Each of the Directors will hold office until the earlier of (x) his or her death, disability, retirement, resignation, or removal (with or without cause) and (y) the election of a replacement director in accordance with the provisions of Section 2.03(a).

(b) If, at any time, any of Lightyear, GMT, Endicott or Constitution, together with each of their respective Affiliates and Permitted Transferees, owns (including, for purposes of calculating such Investor Stockholder’s ownership, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such Investor Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) less than five percent (5%) of the Common Stock outstanding on a Fully-Diluted basis, then such

Investor Stockholder’s right to designate an Investor Designee shall terminate immediately and the size of the Board shall as soon as practicable be reduced accordingly, and, if the Board does not so reduce its size, the Stockholders shall take all such actions as are necessary and within their control to implement such reduction of the size of the Board. If at any time either Lightyear, GMT, Endicott or Constitution loses its right pursuant to the terms of this Section 2.01(b) to designate a director, such Investor Stockholder shall lose such right permanently and such Investor Designee shall resign, unless within ninety (90) days after the loss of such right, such Investor Stockholder’s ownership of Common Stock (including, for purposes of calculating such Investor Stockholder’s ownership, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such Investor Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) increases to an amount equal to or greater than five percent (5%) of the Common Stock outstanding on a Fully-Diluted basis.

(c) If, at any time, any of Lightyear, GMT, Endicott or Constitution shall be in material breach of this Agreement, and such material breach is not cured within thirty (30) days of receipt by the applicable party of written notice by the Company to the applicable party or such longer period of time as may reasonably be required to cure such material breach, then such Investor Stockholder shall permanently lose its right to designate an Investor Designee pursuant to Section 2.01(a), such party’s applicable Investor Designee shall resign, and the size of the Board shall be reduced accordingly as soon as practicable, and, if the Board does not so reduce its size, the Stockholders shall take all such actions as are necessary and within their control to implement such reduction of the size of the Board, provided, that the foregoing cure period shall be tolled in respect of and during the continuance of any bona fide dispute concerning the material breach, as applicable, and this provision shall have no effect until the final resolution of such bona fide dispute.

(d) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of Directors to the Board, it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(e) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or Section 2.03 to be nominated to serve as a Director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or stockholders) to ensure that the composition of the Board is as set forth in this Section 2.01. The Company further agrees that, to the extent permitted by applicable regulations and any required consents, approvals or non-objections of, and any commitments to, the Regulatory Authorities, Lightyear and GMT shall have comparable representation on the board of directors of any Subsidiary of the Company and any committees thereof in accordance with Section 2.01 and Section 2.06 hereof.

Section 2.02. Removal. Each Stockholder agrees that, if at any time it is then entitled to vote for the removal of Directors from the Board, it shall not vote any of its Shares in favor of the removal of any Director who shall have been designated pursuant to Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(iii) or Section 2.01(a)(iv) or Section 2.03, unless such removal shall be for cause or the Person or Persons entitled to designate or nominate such

Director shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any Director pursuant to Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(iii) or Section 2.01(a)(iv) shall request in writing the removal, with or without cause, of such Director designated by such Person, each Stockholder shall vote its Shares in favor of such removal; provided further that if the Board removes the Chief Executive Officer or President from his position as Chief Executive Officer or President of the Company, then his removal from his position on the Board will automatically be deemed to have been requested for purposes of this Section 2.02 and the Chief Executive Officer or President shall immediately tender his resignation from the Board. If the Board removes the Chief Executive Officer or President from his position as Chief Executive Officer or President of the Company and he does not promptly resign from the Board, then each Stockholder shall vote its Common Shares in favor of the Chief Executive Officer’s or President’s removal.

Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a) (i) the Person or Persons entitled under Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(iii) or Section 2.01(a)(iv) to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.01(b) and Section 2.01(c), shall have the exclusive right to designate another individual to fill such vacancy and serve as a Director of the Board, (ii) in the case that the vacancy results from the death, disability, retirement, resignation or removal of the Chief Executive Officer or President of the Company, the new Chief Executive Officer or President of the Company shall be selected to fill such vacancy and serve as a Director on the Board or (iii) in the case that the vacancy results from the death, disability, retirement, resignation or removal of an Independent Director, the nominating committee of the Board (or if there is no such committee, the Board) shall designate a person to fill such vacancy and call a special meeting of the stockholders (or seek written consent of the stockholders) as soon as practicable for the purpose of electing such person to the Board (such person, in the case of either (i), (ii) or (iii), the “Replacement Nominee”);

(b) subject to Section 2.01, each Stockholder agrees that if it is then entitled to vote for the election of Directors to the Board, it shall vote its Shares (at a duly called annual or special meeting of stockholders), or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board; and

(c) the Company agrees to cause any Replacement Nominee to be elected to the Board as soon as practicable following the occurrence of a vacancy on the Board with respect to an Investor Designee.

Section 2.04. Observers. Each of the Key Investor Stockholders, Resource America, Endicott and Constitution shall have the right, for so long as such Key Investor Stockholder, Resource America, Endicott or Constitution (together with each of their respective Affiliates and Permitted Transferees) continues to hold at least five percent (5%) of the Common Stock acquired by such Key Investor Stockholder, Resource America, Endicott or Constitution (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such Key Investor Stockholder, Resource America, Endicott or Constitution without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) in the Private Placement, to designate one (1) person (in addition to any Director designated by such Key Investor Stockholder, Endicott or Constitution) to receive Board materials and to attend meetings of the Board and, with respect only to the Key Investor Stockholders, to the board of directors of any Subsidiary of the Company and any committee thereof in which that Key Investor Stockholder’s Investor Designee serves, in each case as observers (each, an “Observer”); provided, however, that Observers will not be directors and shall attend meetings of the Board and any committee thereof solely as observers, and will not participate or have any voting rights to which directors are entitled. Each Key Investor Stockholder, Resource America, Endicott and Constitution shall have the right to remove and replace its Observer at any time and from time to time. The Company shall furnish to each Observer (A) notices of Board of Director (or any applicable committee thereof) meetings no later than, and using the same form of communication as, notice of Board of Director (or any applicable committee thereof) meetings are furnished to directors and (B) copies of any materials prepared for meetings of the Board of Directors (or any applicable committee thereof) that are furnished to the directors no later than the time such materials are furnished to the directors; provided that failure to deliver notice, or materials, to such Observer in connection with any such Observer’s right to attend and/or review materials with respect to, any meeting of the Board of Directors (or any applicable committee thereof) shall not impair the validity of any action taken by the Board of Directors (or any applicable committee thereof) at such meeting. Each Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to directors or officers of the Company.

Section 2.05. Meetings. The Company shall take all actions necessary to ensure that the Board shall hold a regularly scheduled meeting at least four (4) times per calendar year, which meetings shall occur approximately every ninety (90) days. The Company shall pay all documented and reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board and any committee thereof in which that Director serves, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof in which that Directors serves; provided that in the case of a Key Investor Designee or the Endicott Designee or Constitution Designee who does not, or is unable to, attend a regular or special meeting of the Board or any committee thereof (if applicable) in which that Director serves, or a meeting of the board of directors of any Subsidiary of the Company or any committee thereof (if applicable) in which that Director serves, the Company shall pay all documented and reasonable out-of-pocket expenses incurred by the Observer (representing Endicott, Constitution or the Key Investor Stockholder which designated such absent Key Investor Designee) in connection with attending such meeting. The Board shall have authority to fix the compensation of non-management Directors, including fees; provided that, for the avoidance of doubt, only the non-management Directors are permitted to receive compensation and/or fees for service as a member of the Board.

Section 2.06. Action by the Board; Committees.

(a) A quorum of the Board shall consist of seven (7) Directors;

(b) All actions of the Board shall require (i) the affirmative vote of at least a majority of the Directors present at a duly-convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board, provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy. For the avoidance of doubt and unless otherwise required under applicable law, with respect to clause (ii) in this Section 2.06(b), unanimous written consent of the Board shall only require the Directors then in office and, if there are one or more vacancies on the Board at the time of such unanimous written consent, the consent of any Replacement Nominee who has not yet been nominated by the Board or the nominating committee of the Board, as applicable and/or elected to the Board by the stockholders (at a duly called annual or special meeting of stockholders or by a written consent of stockholders) shall not be required; provided that if the vacancy is with respect to a Lightyear Designee, GMT Designee, Endicott Designee or Constitution Designee, notice of any Board meeting or action to be taken by written consent must be provided to the applicable Investor Stockholder at least five (5) days prior thereto and such Investor Stockholder shall have the ability to designate an individual to fill such vacancy and the first order of business shall be to fill such vacancy prior to any other action or before such written consent of the Board shall be effective.

(c) The Board shall create an Audit Committee, Compensation Committee, Executive Committee and Nominations Committee, and may create such other committees as it may determine. Composition of such committees shall be determined by the Board and shall initially be as set forth on Exhibit C. For the avoidance of doubt, subject to any required approvals, consents or non-objections of Regulatory Authorities, applicable exchange listing standards and independence requirements, (A) each Key Investor Designee shall have the right to serve on the Executive Committee of the Company’s Board of Directors; (B) one Key Investor Designee (as selected by the Board) shall have the right to serve on the Compensation Committee of the Company’s Board of Directors, and (C) one Key Investor Designee (as selected by the Board) shall have the right to serve on the Nominations Committee of the Company’s Board of Directors, it being understood and agreed that the foregoing shall not restrict any Key Investor Designee from serving on any other committee to which he or she is appointed by the Board of Directors, provided that no Key Investor Designee shall serve on more than two (2) committees; provided, further, that the Key Investor Designee shall not serve as chairman or vice-chairman (or in any similar capacity) of any such committee or represent more than twenty-five percent (25%) of the members of any such committee, and no such committee shall have decision making authority for policy or actions on managerial matters unless (X) recommendations of such committee as to policy or actions on managerial matters are reviewed and approved or reviewed and ratified by the Board of Directors or (Y) such committee is carrying out functions in accordance with a policy or parameters approved by the Board of Directors.

(d) A quorum of the Executive Committee (and any other committees on which a Key Investor Designee is entitled to serve) shall consist of a majority of the Directors then serving on such committee; provided, however, if at a meeting of the Executive Committee where a quorum is present and any action is to be taken on any manner, a Key Investor Designee is unable to be present in person at such meeting, then such Key Investor Designee may participate in the meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting by means of such communications equipment shall constitute the presence in person by the Key Investor Designee at such meeting. For the avoidance of doubt, any actions or recommendations taken by the Executive Committee as to policy or actions on managerial matters must be reviewed and approved or reviewed and ratified by the Board unless the Executive Committee is carrying out functions in accordance with a policy or parameters approved by the Board.

Section 2.07. Charter or Bylaw Provisions. Each Stockholder agrees to vote its Shares, and to take all other actions necessary, to ensure that the Charter and Bylaws and all similar governing documents with respect to the Subsidiaries of the Company contain the provisions necessary to implement the provisions of this Agreement and permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement. The Charter and Bylaws and all similar governing documents with respect to the Subsidiaries of the Company shall provide for (i) the elimination of the liability of each director on the Board to the maximum extent permitted by applicable law and (ii) indemnification of, and advancement of expenses for, each Director on the Board for acts on behalf of the Company to the maximum extent permitted by applicable law. With respect to the Investor Designees and in addition to the foregoing, the Company acknowledges that the Investor Designees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor Stockholders and/or certain of their respective Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (A) that it is the indemnitor of first resort (i.e., its obligations to the Investor Designees are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Designees are secondary), and (B) that it shall be required to advance the full amount of expenses incurred by the Investor Designees and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms of this Agreement and the Charter and Bylaws of the Company (and any other agreement regarding indemnification between the Company and the Investor Designees), without regard to any rights an Investor Designees may have against the Investor Indemnitor. The Company further agrees that no advancement or payment by the Investor Indemnitor on behalf of an Investor Designees with respect to any claim for which the Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Investor Designees against the Company. The Company and each Investor Designees agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 2.07.

Section 2.08. ERISA Matters. From and after the Closing (as defined in the Bank Investment Agreement) until they no longer maintain an investment in the Company or the Bank (either directly or indirectly through the Bank Holding Company), each Key Investor Stockholder, and at the Key Investor Stockholder’s request, each Affiliate thereof that directly or indirectly has an interest in the Key Investor Stockholder or the Company, to the extent such Key Investor Stockholder or Key Investor Stockholder Affiliate is intended to qualify as a “venture capital operating company” (a “VCOC”) as defined in the regulations issued by the U.S. Department of Labor and codified at 29 C.F.R Section 2510.3-101 (the “Plan Asset

Regulations”) (each, a “VCOC Investor”), shall be provided financial statements of the Company as soon as available within forty-five (45) days after the end of each calendar quarter or one hundred and twenty (120) days after year end; will be entitled to visit and inspect offices and properties of the Company periodically, but not more frequently than once per calendar quarter; will consult with appropriate officers and directors of the Company periodically, but not more frequently than once per calendar quarter, with respect to matters relating the business and affairs of the Company; and, to the extent consistent with applicable law (and with events which require public disclosure, only following the Company’s public disclosure thereof), the Company will inform the VCOC Investor in advance with respect to any significant corporate actions, and will provide the VCOC Investor with the right to consult with the Company in advance with respect to such actions (the “VCOC Rights”); provided that this provision shall not entitle the Investors to designate any members of the Board of Directors of the Company, except as provided pursuant to Section 2.01 and Section 2.03; provided further, that each VCOC Investor agrees to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to such party (except as required by law); provided further, that each VCOC Investor acknowledges that, in connection with the provision of VCOC Rights, the VCOC Investor is aware that it may receive material non-public information about the Company, and each VCOC Investor agrees that it is aware of and shall comply with the federal and state securities laws that restrict any person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Company shall consider in good faith the recommendations of any VCOC Investor in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company. In the event that the Company ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulations) or the investment in the Company by a VCOC Investor does not qualify as a venture capital investment as defined in the Plan Asset Regulations, then the Company and the Investor shall cooperate in good faith to take all reasonable actions necessary, without undue cost to the Company, to preserve the VCOC status of each VCOC Investor, it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments. In the event the VCOC Investor is an Affiliate of a Key Investor Stockholder as described herein, such affiliated entity shall be afforded the same rights with respect to the Company as afforded to the relevant Stockholders under this Section 2.08 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 2.09. Certain Approvals. Notwithstanding anything to the contrary herein, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior affirmative vote or written consent of a majority of all the members of the Board acting in accordance with this Article 2:

(a) Operational Matters:

(i) approving, agreeing or consenting to, or making any material change in, the Company’s or any Company Subsidiary’s lines of business, or entering into a new line of business.

(b) Capitalization Matters:

(i) issuing any Company Securities, other than (i) pursuant to a management equity plan approved by the Board and (ii) pursuant to a Subsequent Drawdown;

(ii) repurchasing any Company Securities;

(iii) issuing a material amount of Debt Securities or any other form of indebtedness for borrowed money or guaranteeing the obligations of third parties, and/or securing any such borrowings, indebtedness and/or guaranties by pledges or other liens on any assets of the Company or any of its Subsidiaries (including equity interests in any Person), except in each of the foregoing cases as otherwise contemplated in any Annual Budget approved by the Board;

(iv) initiating a Public Offering; or

(v) Notwithstanding anything to the contrary in this Section 2.09, the Board may, in its sole discretion, and in accordance with the Charter and Bylaws, authorize any issuance or sale of Company Securities to the extent such sale or issuance is necessary to enable the Company or the Bank to comply with any directive of any Regulatory Authority.

(c) Transactional Matters:

(i) entering into any transaction or series of transactions involving (x) a merger, consolidation, amalgamation, recapitalization or other business combination involving the Company or any of its Subsidiaries or (y) any sale, divestiture or other Transfer of more than ten percent (10%) of the capital stock of any Subsidiary of the Company or more than ten percent (10%) of the consolidated assets of the Company or its Subsidiaries;

(ii) liquidating, winding up or dissolving the Company or any of its Subsidiaries; or

(iii) commencing a voluntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consenting to the entry of an order for relief in an involuntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consenting to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company or any of its Subsidiaries, or any other liquidation or dissolution.

(d) Governance Matters:

(i) amending or repealing any provision of this Agreement or Charter (including the Certificate of Designations for the Preferred Shares) or Bylaws or other organizational governing documents of the Company or any of its Subsidiaries; it being understood that any amendment to this Agreement shall also be subject to Section 7.03;

(ii) changing any provision requiring the approval of specified stockholders or a specified percentage of the Directors, without the approval required by such provision; or

(iii) agreeing or otherwise committing to take any actions set forth in the foregoing subparagraphs of this Section 2.09.

ARTICLE 3

DRAWDOWNS

Section 3.01. Drawdowns. Upon the terms and subject to the conditions set forth in this Article 3, the Company may, from time to time, require each of the Investor Stockholders to purchase from the Company additional Common Stock (and, to the extent such purchase of additional Common Stock (in whole or any part) would cause an Investor Stockholder to own an amount of voting Company Securities that would exceed such Investor Stockholder’s Maximum Voting Percentage, Preferred Stock in lieu of the amount of Common Stock in excess thereof (in exchange on a one-to-one basis)) up to the number of shares of Common Stock (and, if applicable, Preferred Stock) represented by each Investor Stockholder’s Maximum Dollar Investment, not to exceed each Investor Stockholder’s Maximum Committed Percentage and Maximum Voting Percentage (each such required purchase, a “Drawdown”), subject to a majority vote by the Board and the Executive Committee of the Board. Drawdowns will be used to support the Company’s growth strategies, including Acquisition Transactions and organic growth, and to ensure the Company is “well capitalized” under any capital adequacy guidelines of any Regulatory Authority that are applicable to the Company and to ensure that the Bank is “well capitalized” for purposes of the prompt corrective action regulations of the Office of the Comptroller of the Currency (12 C.F.R. §6.1 et seq.) or any successor regulation. All Drawdowns shall be pro rata among the Investor Stockholders, subject to, and allocated in accordance with, the preemptive rights set forth in Section 5.04.

(a) During the Capital Raising Period, the Company may effect a Drawdown by delivering to the Investor Stockholders a written notice and setting forth with respect to such Drawdown (i) the aggregate amount to be funded (which aggregate amount shall be no less than $10,000,000 for each Drawdown), (ii) the amount to be funded by each Investor Stockholder and the Purchase Price (as hereinafter defined), (iii) the amount of Common Stock (and, if applicable, Preferred Stock), determined pursuant to Section 5.04, to be purchased by each Investor Stockholder pursuant to the Investment Agreement and (iv) the date on which the Drawdown Closing (as defined below) is set to take place (which date shall not be less than 10 Business Days after the date of such notice) (each such notice, a “Drawdown Notice”).

(b) At the closing of a Drawdown (a “Drawdown Closing”), subject to Section 5.04, the Company shall issue to each Investor Stockholder entitled to Common Stock (and, if applicable, Preferred Stock) a number of Shares and/or shares of Preferred Stock representing an amount equal to (i) the funds drawn down from such Investor Stockholder pursuant to such Drawdown, divided by (ii) the Purchase Price. During the Capital Raising Period, the “Purchase Price” shall be (A) $5.00 during the twenty-four (24) month period following April 29, 2011, and (B) “TBV” during the period following such twenty-four (24) month period. “TBV” shall mean (i) the Company’s total equity minus its goodwill and intangible assets divided by (ii) the total number of shares of Common Stock outstanding on a Fully-Diluted basis. In determining TBV, the calculations shall be determined by (i) reference to the Company’s most recently filed report with the SEC or the Office of the Comptroller of the Currency (“OCC”), or (ii) if the Company is not an SEC or OCC reporting company, as calculated in good faith by the Company and approved by the Board, in each case as of the date of, and as set forth in, the applicable Drawdown Notice. In consideration for such Common Stock (and, if applicable, Preferred Stock), at each Drawdown Closing each Investor Stockholder shall make a capital contribution in cash to the Company in the amount of such funds.

(c) Each Drawdown Closing shall take place, subject to the satisfaction of the conditions set forth in the Investment Agreement in connection with each Drawdown (which shall include without limitation the approval by a majority vote of the Board), as specified in the Drawdown Notice. The date of each Drawdown Closing is referred to herein as a “Drawdown Closing Date.” Notwithstanding the foregoing, each of the Company and Investor Stockholders hereby agrees that if Investor Stockholders holding a majority of the Common Stock held by all Investor Stockholders at such time determine that the conditions set forth in the Investment Agreement in connection with a Drawdown have been satisfied or waive any such condition, such determination or waiver shall be binding upon all Investor Stockholders for all purposes, including Article 3 hereof (except that any such waiver that would reasonably be expected to adversely alter the rights or obligations of an Investor Stockholder(s) in a manner disproportionate to the effect such waiver has on other Investor Stockholder(s) (other than based on the relative ownership interests of other Investor Stockholder(s)) shall require the consent of such Investor Stockholder(s)).

(d) If the Drawdown proposed is in connection with making a FDIC Bid for a Target Bank, the Investment Agreement related to such Drawdown shall, subject to the satisfaction or waiver of the conditions set forth in the Investment Agreement (in accordance with the terms therein), require the Investor Stockholders to fund into escrow at least five (5) Business Days prior to the Company submitting its FDIC Bid for the Target Bank (or such other period required by the bank regulators), provided that the applicable Drawdown Notice shall be delivered to each Investor no fewer than ten (10) Business Days prior to such funding date (the “Escrow Funding Date”). If the Company has received confirmation from the FDIC that the Bank is the winning bidder for the Target Bank, subject to the satisfaction of the other conditions set forth in the Investment Agreement in connection with such Drawdown (which shall include without limitation the approval of the FDIC Bid by a majority vote of the Executive Committee and Board prior to funding), the funds in escrow will be released to the Company and the Common Stock (and, if applicable, Preferred Stock) will be issued to the Investor Stockholders. If (i) the FDIC notifies the Bank that it shall not be permitted to enter a FDIC Bid, (ii) the Bank’s FDIC Bid is rejected by the FDIC, (iii) the Bank has not submitted a FDIC Bid by the deadline for submitting bids established by the FDIC, (iv) the FDIC notifies the Bank that it is not the winning bidder for the Target Bank, (v) no FDIC Bid by the Bank has been accepted by the FDIC within two (2) weeks after the funding of the Subsequent Drawdown or (vi) if the Bank has been selected as the winning bidder for the Target Bank, the closing of the acquisition under the P&A Agreement has not occurred within four (4) weeks after such selection, then, in each case, the funds (plus interest incurred thereon and less escrow expenses not to exceed $25,000 in the aggregate) will be promptly returned (and in any event no later than three (3) Business Days after any of the events described earlier in this sentence) to the Investor Stockholders, unless otherwise agreed by the Investor Stockholder.

(e) No Investor Stockholder shall be required to participate in a Drawdown to the extent that such purchase of Common Stock (and, if applicable, Preferred Stock) would, with respect to such Investor Stockholder, be inconsistent with Section 6.06.

Section 3.02. Forfeiture of Common Stock.

(a) Subject to Section 3.02(b), if an Investor Stockholder fails to fund all or any portion of its capital commitment as called pursuant to a Drawdown made pursuant to Section 3.01(a) (each such Investor Stockholder, a “Non-Participating Investor”), such Non-Participating Investor shall forfeit forty percent (40%) of the shares of Common Stock then held by such Non-Participating Investor (including, for purposes of calculating the Common Stock held by such Non-Participating Investor at such time, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such Non- Participating Investor without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) to the Company subject to the terms and conditions set forth herein. Except as otherwise provided in Section 3.02(b), such forfeiture shall apply irrespective of the reason for which such Non-Participating Investor does not fund all or any portion of its capital commitment, and the Company shall have the sole specific rights and remedies as follows:

(i) the Company shall promptly notify such Non-Participating Investor and the other Investor Stockholders of the occurrence of such default;

(ii) the Non-Participating Investor shall promptly, but in no event later than ten (10) Business Days following the applicable Drawdown Closing or Escrow Funding Date, deliver to the Company certificates for forty percent (40%) of the shares of Common Stock (and, if applicable, shares of Preferred Stock, such that the shares of Common Stock and Preferred Stock are forfeited in proportion to the relative amounts of Common Stock and Preferred Stock owned by such Non-Participating Investor) then currently held by such Non-Participating Investor (the “Forfeit Shares”), duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto and, if so delivered, the Forfeit Shares shall be canceled or sold as described in clause (iii) below and the Non-Participating Investor shall receive the consideration described in clause (iv) below. If the Forfeit Shares are not so delivered within such period of time, then the Forfeit Shares shall be canceled for no consideration as described in clause (vii) below;

(iii) subject to clauses (vii) and (viii) below, the Company shall have the option, in its sole discretion, to (A) cancel the Forfeit Shares and, at the Company’s option, find one or more other Stockholders or third parties reasonably acceptable to the Company to assume any remaining capital commitment of the Non-Participating Investor to be called pursuant to Section 3.01(a) (the “Remaining Capital Commitment”), (B) find one or more purchasers, who may be one or more of the other Stockholders or one or more third parties reasonably acceptable to the Company (the “Forfeit Share Purchasers”), to purchase the Forfeit Shares (including, at the Company’s option, the assumption of any

Remaining Capital Commitment) at such price as determined by the Company and the Forfeit Share Purchasers, (C) in the event (and only in the event) the Company is unable to identify one or more Forfeit Share Purchasers pursuant to clause (iii)(B) within fifteen (15) Business Days following the applicable Drawdown Closing or Escrow Funding Date, cause an investment bank of national reputation selected by the Company (the “Selling Investment Bank”) to find one or more Forfeit Share Purchasers to purchase the Forfeit Shares (including, at the Company’s option, the assumption of any Remaining Capital Commitment) at such price as determined by the Selling Investment Bank and the Forfeit Share Purchaser or (D) in the event (and only in the event) the Selling Investment Bank is unable to find one or more Forfeit Share Purchasers pursuant to clause (iii)(C) within ninety (90) calendar days following the applicable Drawdown Closing or Escrow Funding Date, cancel the Forfeit Shares. For the avoidance of doubt, if the Non-Participating Investor’s Remaining Capital Commitment is assumed pursuant to clauses (iii)(A), (B) or (C) above, the Non-Participating Investor shall be released from any future capital commitment to be called pursuant to Section 3.01(a). However, if the Non-Participating Investor’s Remaining Capital Commitment is not assumed, then the Non-Participating Investor shall continue to be subject to this Section 3.02 and the other provisions of this Agreement and the Investment Agreement with respect to each Subsequent Drawdown, mutatis mutandis;

(iv) subject to clause (vii) below, (A) if the Forfeit Shares are canceled pursuant to clause (iii)(A) above, the price payable to the Non-Participating Investor by the Company in respect of the Forfeit Shares shall be equal to fifty (50%) of the lesser of (1) the initial price paid by the Non-Participating Investor for the Forfeit Shares and (2) the then current fair value of the Forfeit Shares, as determined by the Board in its sole discretion, (B) if the Forfeit Shares are sold pursuant to clause (iii)(B) or clause (iii)(C) above, the price payable to the Non-Participating Investor by the Forfeit Share Purchasers in respect of the Forfeit Shares shall be equal to fifty percent (50%) of the lesser of (1) the initial price paid by the Non-Participating Investor for the Forfeit Shares and (2) the net sale proceeds from the sale of the Forfeit Shares, after deducting any commissions or other fees paid or payable to the Selling Investment Bank in connection with the sale of the Forfeit Shares, and the difference between the net sale proceeds received from the sale of the Forfeit Shares and the Forfeit Shares Payment shall be paid by the Forfeit Share Purchasers to the Company or (C) if the Forfeit Shares are cancelled pursuant to clause (iii)(D), no consideration shall be payable to the Non-Participating Investor in respect of the Forfeit Shares (the payment to the Non-Participating Investor pursuant to clause (A) or (B) above, as applicable, the “Forfeit Shares Payment”);

(v) subject to clause (vii) below, the Forfeit Shares Payment shall be made to the Non-Participating Investor, (A) in the case of cancellation of the Forfeit Shares pursuant to clause (iii)(A) above, within ten (10) Business Days following the later to occur of (I) receipt by the Company of the Forfeit Shares, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, and (II) determination by the Board of the amount of the Forfeit Shares Payment in accordance with clause (iv)(A) above and (B) in the case of a sale of the Forfeit Shares to the Forfeit Share Purchasers, within two (2) Business Days following the consummation of such sale;

(vi) the Non-Participating Investor will cease to be an Investor Stockholder and will cease to have any rights under this Agreement, other than as provided by Section 7.01, but will continue to have the obligations under this Agreement, other than with respect to capital commitments as provided by clause (iii) above, and, pending the sale or cancellation of the Forfeit Shares pursuant to clause (iii)(B), (iii)(C) or (iii)(D) above, such shares shall be voted in a manner that is proportionate to the manner in which all holders of other Common Shares (and, if applicable, Preferred Shares) vote on any matter that properly comes before the stockholders during such period and on which the Forfeit Shares are entitled to vote;

(vii) IF EITHER (A) A NON-PARTICIPATING INVESTOR FAILS TO DELIVER TO THE COMPANY WITHIN TEN (10) BUSINESS DAYS OF THE APPLICABLE DRAWDOWN CLOSING OR ESCROW FUNDING DATE CERTIFICATES FOR THE FORFEIT SHARES, DULY ENDORSED OR ACCOMPANIED BY STOCK POWER DULY ENDORSED IN BLANK, WITH ANY REQUIRED TRANSFER STAMPS AFFIXED THERETO, OR (B) THE FORFEIT SHARES ARE CANCELLED PURSUANT TO CLAUSE (III)(D), SUBJECT TO CLAUSE (VIII) BELOW, THE FORFEIT SHARES FOR ALL PURPOSES SHALL BE DEEMED TO BE, AND SHALL BE, CANCELLED BY THE COMPANY WITHOUT ANY FURTHER ACTION REQUIRED BY THE NONPARTICIPATING INVESTOR AND WITHOUT ANY CONSIDERATION OR RECOMPENSE TO ANY HOLDER OF FORFEIT SHARES (REGARDLESS OF WHETHER SUCH FORFEIT SHARES ARE THEN HELD BY SUCH NON-PARTICIPATING INVESTOR, ITS SUCCESSORS, TRANSFEREES OR ASSIGNEES), AND THE COMPANY SHALL RECORD SUCH CANCELLATION ON ITS BOOKS AND RECORDS;

(viii) in the event an applicable Regulatory Authority objects to the cancellation of the Forfeit Shares, or otherwise determines that such cancellation would adversely affect the Tier One capital treatment of the Common Stock, the Company shall not cancel the Forfeit Shares until it has taken such other steps as may be commercially reasonable to avoid the cancellation of the Forfeit Shares having any such adverse effect, such as arranging to issue new shares of Common Stock to one or more third parties in an amount at least equal to the Forfeit Shares; and

(ix) if the forfeiture of Forfeit Shares of any Non-Participating Investor would cause any other Investor Stockholder to exceed its Maximum Committed Percentage, Maximum Voting Percentage or be inconsistent with Section 6.06, the Board shall take such action, including without limitation reducing such Investor Stockholder’s pro rata portion of the relevant Drawdown, as may be necessary to ensure compliance with such Investor Stockholder’s Maximum Committed Percentage or Maximum Voting Percentage.

(b) Section 3.02(a) shall not apply if an Investor Stockholder fails to fund all or any portion of its capital commitment at any applicable Drawdown Closing or Escrow Funding Date (i) as a result of the failure of the Company to satisfy (absent a waiver by Investor Stockholders holding a majority of the Common Stock held by all Investor Stockholders at such time, except that any waiver that would reasonably be expected to have a material adverse effect on an Investor Stockholder(s) shall require the consent of such Investor Stockholder(s)), as of the applicable Drawdown Closing or Escrow Funding Date, the conditions set forth in the Investment Agreement in connection with such Drawdown, or (ii) if the Common Stock to be issued to such Investor Stockholder pursuant to Section 3.01(b) or Section 3.01(d) would cause such Investor Stockholder to exceed such Investor Stockholder’s Maximum Committed Percentage or Maximum Voting Percentage.

ARTICLE 4

RESTRICTIONS ON TRANSFER

Section 4.01. General Restrictions on Transfer.

(a) Each Stockholder understands and agrees that the Company Securities purchased pursuant to the Investment Agreement have not been registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, any applicable regulatory policy statements, any applicable agreement with a regulator that is entered into pursuant to any such policy statement and the terms and conditions of this Agreement.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

(c) Notwithstanding anything else in here to the contrary, no Investor Stockholder may Transfer any of its Company Securities prior to the expiration of any restrictions applicable to such Investor Stockholder under the FDIC’s Final Statement of Policy on Qualifications for Failed Bank Acquisitions (the “FDIC Statement of Policy”) except in accordance with the FDIC Statement of Policy.

Section 4.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Stockholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. THIS SECURITY IS ALSO SUBJECT TO

ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF SEPTEMBER 19, 2012, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) If any Company Securities shall be sold pursuant to an effective registration statement filed with the SEC or sold pursuant to Rule 144, the Company, upon the written request of the holder thereof, shall promptly issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 4.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall promptly issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 4.02(a) endorsed thereon.

Section 4.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary (but in any event subject to Section 4.06), any Stockholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other stockholder or group of stockholders and without compliance with Section 4.04, Section 5.01, and Section 5.03 so long as (a) the Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit A and (b) the Transfer is in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the FDIC Statement of Policy and any applicable agreement with the FDIC that is entered into pursuant to the FDIC Statement of Policy. If a Permitted Transferee is an Affiliate of, or a trust for the exclusive benefit of certain persons related to, a Stockholder but following the Transfer of Company Securities by such Stockholder such Permitted Transferee is to cease to be an Affiliate of, or such trust is to cease to be for the exclusive benefit of such persons related to such Stockholder, as the case may be, such Permitted Transferee shall immediately prior to ceasing to be an Affiliate of such Stockholder, or such trust shall immediately prior to ceasing to be for the exclusive benefit of such persons, as the case may be, Transfer such Company Securities back to such Stockholder.

Section 4.04. Additional Restrictions on Transfers. In addition to the general restrictions on Transfer in Section 4.01 and subject to Section 4.06, no Investor Stockholder shall Transfer any of its Company Securities, except in a Transfer to a Permitted Transferee permitted by Section 4.03 or as follows:

(i) at any time (A) in a Transfer in compliance with Section 5.01 or Section 5.03 (if prior to the Qualified Public Offering), or (B) in a Public Offering pursuant to the exercise by such Stockholder of its rights under any applicable registration rights agreement, provided that in the case of clause (A), such transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit A;

(ii) at any time following a Qualified Public Offering.

Section 4.05. Management Restrictions. The Management Parties, except in a Transfer to a Permitted Transferee permitted by Section 4.03, are subject to certain restrictions on Transfers as more fully described in the Management Agreement (the “Management Agreement”) by and between the Management Parties and the Bank, which Management Agreement shall be assigned automatically from the Bank to the Company, without any further action by the parties thereto, upon the completion of the Holding Company Reorganization and shall remain in full force and effect in accordance with its terms. Notwithstanding the foregoing or anything herein to the contrary, the Bank, the Company and the other parties thereto shall not amend, waive, modify or terminate the Management Agreement without the prior written consent of non-interested Stockholders holding a majority of the Common Stock owned in the aggregate by all non-interested Stockholders with respect to the Management Agreement.

Section 4.06. FDIC Approval. Notwithstanding anything in this Agreement to the contrary, no Stockholder shall Transfer any Company Securities or take any other action if such Transfer or action would require the approval of the FDIC under any agreement or approvals of the FDIC with respect to a loss sharing arrangement between or among the Bank and/or the Company and the FDIC, unless such consent is obtained on terms and conditions reasonably satisfactory to the Company.

Section 4.07. Restrictions on Public Sale by Holders of Registrable Securities. In connection with any Public Offering, if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, neither the Company nor any of its executive officers or directors shall effect any public sale or distribution of any shares of the Common Stock (except as part of such underwritten offering, unless the managing underwriter determines that such sale would be detrimental to the success of the offering), including a sale pursuant to Rule 144, or to make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (including Preferred Stock), without the prior written consent of the Company or such underwriter, as the case may be, during the period commencing on the date of the request (which shall be no earlier than 7 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to a Qualified Public Offering) or 90 days after the date of the prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration), or such shorter time as shall be required by the managing underwriter, pursuant to which such Public Offering shall be made, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding the publishing of research, or such lesser period as is required by the managing underwriter; provided, however, that the foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other Company Securities acquired in open market transactions after the completion of the offering so long as no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other Company Securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including Preferred Stock) as a bona fide gift, or (c) surrenders to the Company or sales into the market of portions of a stockholder’s shares of Common Stock or Preferred Stock necessary to effect the cashless exercise of any options or other convertible securities to purchase Common Stock; provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up agreement containing restrictions substantially similar to those set forth in this Section 4.07.

ARTICLE 5

TAG-ALONG RIGHTS; RIGHTS OF FIRST REFUSAL; PREEMPTIVE RIGHTS

Section 5.01. Tag-Along Rights. (a) Subject to Sections 5.01(f) and 5.02, if any Stockholder (the “Tag-Along Seller”) proposes to Transfer, in a transaction prior to the Qualified Public Offering and otherwise permitted by Article 4, any shares of Common Stock or Preferred Stock (a “Tag-Along Sale”) to a Third Party:

(i) the Tag-Along Seller shall (in accordance with Section 5.03(e)) provide the Company and each Stockholder notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer each Tagging Person (as defined below) the opportunity to participate in such Transfer in accordance with this Section 5.01, and

(ii) each Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 5.01 (each such electing Stockholder, a “Tagging Person”),

provided that, with respect to any such Transfer also governed by Section 5.03, the Stockholders having a right of first refusal under Section 5.03 shall have first been afforded the opportunity to acquire any Common Shares and, if applicable, Preferred Shares, to be sold in such Tag-Along Sale in accordance with the provisions of Section 5.03.

The Tag-Along Notice shall identify the number of Common Shares (and, if applicable, Preferred Shares) proposed to be sold by the Tag-Along Seller, the maximum number of Common Shares (and, if applicable, Preferred Shares) the proposed transferee is willing to purchase (the “Maximum Number of Shares”), the minimum number of Common Shares (and, if applicable, Preferred Shares) the proposed transferee is willing to purchase (the “Minimum Number of Shares”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer (as defined below), including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Common Shares (and, if applicable, Preferred Shares) from the Stockholders in accordance with this Section 5.01 (the “Tag-Along Offer”).

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (the “Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer all or a portion of the Common Shares (and, if applicable, Preferred Shares) held by such Tagging Person; provided that (i) if the number of Common Shares (and, if applicable, Preferred Shares) proposed to be Transferred by the Tag-Along Seller and the Tagging Persons exceeds the Maximum Number of Shares that may be Transferred in the relevant transaction, then the Tag-Along Seller and each Tagging Person will have the right to Transfer a number of Common Shares (and, if applicable, Preferred Shares) determined as follows: (A) first, each Stockholder proposing to participate in such Tag-Along Sale will be allocated for sale a number of Common Shares (and, if applicable, Preferred Shares) equal to the lesser of the number of Common Shares (and, if applicable, Preferred Shares) such Stockholder has proposed to sell and the product of the Maximum Number of Shares times Pro Rata Portion applicable to such Stockholder relative to all Stockholders who are validly proposing to Transfer Common Shares (and, if applicable, Preferred Shares) in such Tag-Along Sale (the “First Sale Allocation”), (B) second, if following the First Sale Allocation the Maximum Number of Shares has not been allocated and any of the Tag-Along Seller or Tagging Persons have proposed to sell more Common Shares (and, if applicable, Preferred Shares) than have been allocated to them in the First Sale Allocation, the remaining Common Shares (and, if applicable, Preferred Shares) will be allocated amongst such remaining Stockholders on the same basis as the First Sale Allocation mutatis mutandis and (C) this process will be repeated until the Maximum Number of Shares has been allocated, and (ii) if the number of Common Shares (and, if applicable, Preferred Shares) proposed to be Transferred by the Tag-Along Seller and the Tagging Persons is less than the Minimum Number of Shares, then no Transfer will occur pursuant to the relevant Tag-Along Offer. Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Common Shares (and, if applicable, Preferred Shares) to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Common Shares (and, if applicable, Preferred Shares) of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney in customary form authorizing the Tag-Along Seller to Transfer such Common Shares (and, if applicable, Preferred Shares) on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 5.01 and Section 5.02. The Tag-Along Seller shall hold such certificate representing the Common Shares (and, if applicable, Preferred Shares) of such Tagging Person(s) to be included in the Tag-Along Sale in escrow, pending the consummation of such Tag-Along Sale or return of such certificates to the Tagging Persons in accordance with the next succeeding paragraph.

If, at the end of a 90-day period after such delivery of such Tag-Along Notice (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the earlier of (i) the expiration of five Business Days after all such approvals have been received and (ii) the denial of such approvals, but in no event later than 150 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Common Shares (and, if applicable, Preferred Shares) proposed to be sold by the Tag-Along Seller and all Tagging Persons at the same price and on substantially the same other terms and conditions set forth in the Tag-Along Notice, (x) the Tag-Along Seller shall return to each Tagging Person the limited power-of-attorney and all certificates representing the Common Shares (and, if applicable, Preferred Shares) that such Tagging Person delivered for Transfer pursuant to this Section 5.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (y) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Common Shares (and, if applicable, Preferred Shares) shall continue in effect.

(b) The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Common Shares (and, if applicable, Preferred Shares) subject to the Tag-Along Offer and elected to be Transferred at the same price and on substantially the terms and conditions set forth in the Tag-Along Notice within 90 days (or such longer period as extended under Section 5.01(a)) of delivery of the Tag-Along Notice. Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) direct the Third Party in such Tag-Along Sale to deliver the applicable portion of the purchase price directly to each Tagging Person for the Common Shares (and, if applicable, Preferred Shares) of such Tagging Person Transferred pursuant to the Tag-Along Sale in accordance with the wire transfer or other instructions for payment or delivery set forth in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons. The Third Party purchaser in such Tag-Along Sale must become a party to this Agreement if it is not already a party.

(c) If at the termination of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under Section 5.01(a) with respect to the Transfer of its Common Shares (and, if applicable, Preferred Shares) pursuant to such Tag-Along Sale.

(d) Notwithstanding anything contained in this Section 5.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Common Shares (and, if applicable, Preferred Shares) and limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Common Shares (and, if applicable, Preferred Shares) pursuant to this Section 5.01 is not consummated for whatever reason. Whether to effect a Transfer of Common Shares (and, if applicable, Preferred Shares) pursuant to this Section 5.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller; provided, however, that for the avoidance of doubt, the Tag-Along Seller may not sell any of its Common Shares and Preferred Shares in a Tag-Along Sale unless the Third Party purchaser buys the applicable Common Shares (and, if applicable, Preferred Shares) of the Tagging Persons in accordance with this Section 5.01.

(e) If the Tag-Along Seller is proposing to sell a number of Common Shares or Preferred Shares (on an as-converted basis) owned by it that constitutes more than 5% of the Aggregate Ownership of Common Shares of all Stockholders (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock), the Tag-Along Seller may provide prospective Third Party purchasers in a Tag-Along Sale reasonable access to the books, records and properties of the Company and its Subsidiaries subject to the relevant Third Party executing customary confidentiality agreements in favor of the Company.

(f) The provisions of this Section 5.01 shall not apply to any proposed Transfer of any class of Common Shares or Preferred Shares by the Tag-Along Seller (i) in a Public Offering

pursuant to the exercise of rights under an applicable registration rights agreement, (ii) to a Permitted Transferee pursuant to Section 4.03, or (iii) of less than one percent (1%) of the Aggregate Ownership of Preferred Shares or Common Shares (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) over any twelve (12) month period.

Section 5.02. Additional Conditions to Tag-Along Sales. Notwithstanding anything contained in Section 5.01, the rights and obligations of the Stockholders to participate in a Tag-Along Sale under Section 5.01 are subject to the following conditions:

(a) upon the consummation of such Tag-Along Sale, all of the Stockholders participating therein will receive the same amount of consideration per share;

(b) no Stockholder other than the proposed Tag-Along Seller shall be obligated to pay any fees or expenses (other than their own) incurred in connection with any consummated or unconsummated Tag-Along Sale, provided that each Tagging Person shall be obligated to pay its pro rata share (based on the number of Common Shares and Preferred Shares Transferred) of the reasonable and customary expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the relevant Third Party; and

(c) each Tagging Person shall (i) make such customary representations, warranties and covenants as the Tag-Along Seller may reasonably request with respect to record and beneficial ownership of such securities and the authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement and similar matters, in which case (A) liability shall be several and not joint, (B) each Tagging Person shall be liable only with respect to the matters related to such Stockholder, and (C) such representations, warranties and covenants shall be substantially identical to those of the Tag-Along Seller and (ii) be required to bear its pro rata share (based on the proceeds from such Transfer) of any escrows, holdbacks or adjustments in purchase price; provided that no Tagging Person shall be obligated in connection with such a Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the proceeds paid to such Tagging Person in connection with such Transfer.

(d) It is understood and agreed that a Tag-Along Seller may enter into an agreement to effect a Tag-Along Sale in advance of the actual transfer of Common Shares and Preferred Shares but subject to compliance with Section 5.01 and the entry into such agreement will not be considered a Transfer for purposes of this Agreement.

(e) It is understood and agreed that a Stockholder shall be entitled to participate in a Tag-Along Sale by Transferring its Preferred Shares (in whole or any part), if any, on an as-converted basis to the same extent it would be entitled to participate in the proposed Transfer of Common Shares, in the proportions and amounts as determined in the sole option and election of such Stockholder, and the provisions of Section 5.01 and Section 5.02 shall be read with respect to such Stockholder and its Preferred Shares mutatis mutandis.

Section 5.03. Rights of First Refusal. (a) If, at any time prior to the Qualified Public Offering, any Stockholder desires to Transfer any Common Stock or Preferred Stock to a Third Party or another stockholder in a bona fide Transfer otherwise permitted by Article 4, such Stockholder (the “Seller”) shall give notice (an “Offer Notice”) to each other Stockholder (the “Non-Selling Stockholders”), and to the Company that such Seller desires to make such Transfer (a “Sale”) and that sets forth the number of Common Shares (and, if applicable, Preferred Shares) proposed to be Transferred by the Seller (the “Offered Securities”), the price per share that such Seller proposes to be paid for such Offered Securities (the “Offer Price”), the other terms and conditions of such sale and the proposed purchaser in such sale (together with reasonably sufficient information to allow the Non-Selling Stockholder in its sole determination to identify the relevant Third Party). No Sale subject to this Section 5.03 may be made for any consideration other than cash.

(b) The giving of an Offer Notice to the Non-Selling Stockholders and the Company shall constitute an offer (the “Offer”) by such Seller to Transfer the Offered Securities to such Non-Selling Stockholders for cash at the Offer Price and on the other terms set forth in the Offer Notice, but subject to Section 4.06 and Section 6.06. The Non-Selling Stockholders receiving such Offer Notice shall have a thirty (30)-day period from delivery of the Offer Notice (the “Offer Period”) in which to accept such Offer as to all or a portion of the Offered Securities by giving a written notice of acceptance (which shall include the number of Common Shares (and, if applicable, Preferred Shares) such Non-Selling Stockholder elects to purchase) to such Seller (together with a copy thereof to the Company) prior to the expiration of such Offer Period (the “Offer Acceptance”). If any Non-Selling Stockholder fails to provide the Offer Acceptance to the Seller and the Company prior to the expiration of the Offer Period, it shall be deemed to have declined such Offer. If the Non-Selling Stockholders in aggregate elect to purchase more than the number of Offered Securities, then the number of Common Shares (and, if applicable, Preferred Shares) to be acquired by Non-Selling Stockholders who have properly elected to purchase Common Shares (and, if applicable, Preferred Shares) pursuant to this Section 5.03 shall be determined as follows: (i) first, each such Non-Selling Stockholder that has elected to purchase Common Shares (and, if applicable, Preferred Shares) will be entitled to acquire the lesser of the number of Common Shares (and, if applicable, Preferred Shares) it elected to purchase and its Pro Rata Portion relative to all other Non-Selling Stockholders electing to purchase Common Shares (and, if applicable, Preferred Shares) (the “First Purchase Allocation”), (ii) second, if following the First Purchase Allocation all Common Shares (and, if applicable, Preferred Shares) offered by the Seller have not been allocated pursuant to clause (i) of this Section 5.03(b), and one or more Non-Selling Stockholders have elected to purchase more Common Shares (and, if applicable, Preferred Shares) than have been allocated to them, such remaining Common Shares (and, if applicable, Preferred Shares) will be allocated amongst such remaining Non-Selling Stockholders on the same basis as pursuant to clause (i) of this Section 5.03(b) mutatis mutandis and (iii) this process will be repeated until all Common Shares (and, if applicable, Preferred Shares) offered for sale by the Seller have been allocated. The Company shall notify the Seller and all Non-Selling Stockholders electing to purchase Common Shares (and, if applicable, Preferred Shares) of the final Purchase Number (as defined below) of Common Shares (and, if applicable, Preferred Shares) purchased within two (2) Business Days of the last day of the Offer Period. If the Non-Selling Stockholders in aggregate elect to purchase less than the number of Common Shares (and, if applicable, Preferred Shares) being offered by the Seller, the Company shall notify the Seller and all Non-Selling Stockholders electing to purchase Common Shares (and, if applicable, Preferred Shares) within two (2) Business Days of the end of the Offer Period and no Non-Selling Stockholder will be entitled to purchase any of Common Shares (and, if applicable, Preferred Shares) it elected to purchase. With respect to each Non-Selling Stockholder, the number of Common Shares (and, if applicable, Preferred Shares) allocated to such Non-Selling Stockholder (and, if applicable, Preferred Shares) for purchase in accordance with this Section 5.03(b) is referred to as such Non-Selling Stockholder’s “Purchase Number”.

(c) If the Non-Selling Stockholders elect to purchase all of the Offered Securities, then each Non-Selling Stockholder that has accepted the Offer shall purchase and pay, by bank or certified check (in immediately available funds), for its Purchase Number of Offered Securities on the terms of the Offer within ten (10) Business Days after the date that is the earlier of (i) the last day of the Offer Period, and (ii) the date on which all Non-Selling Stockholders have made their elections (provided that in the case of this clause (ii), the Seller shall immediately (and in any event, not later than 24 hours) notify each Non-Selling Stockholder who has properly elected to purchase Offered Securities of such date) (such earlier date, the “Trigger Date”), provided that, if the Transfer of such Offered Securities is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 days after the Trigger Date (the last day of such 90 day extension period is referred to herein as the “Regulatory Drop Dead Date,” and any failure of a Transfer to occur by the Regulatory Drop Dead Date as a result of the failure to obtain any such regulatory approval is referred to as a “Regulatory Sale Failure”).

(d) If the Non-Selling Stockholders do not elect to purchase all of the Offered Securities (pursuant to the provisions above including a Regulatory Sale Failure), then commencing on the Trigger Date, the Seller shall have a 90-day period from the end of the Offer Period during which to effect a Transfer of any or all of the Offered Securities on substantially the same or more favorable (as to the Seller) terms and conditions as were set forth in the Offer Notice at a price in cash not less than the Offer Price, provided that, if the Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of five (5) Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days. After the end of such 90-day period, if the Seller does not consummate the Transfer of the Offered Securities in accordance with the foregoing time limitations, then the right of the Seller to effect the Transfer of such Offered Securities pursuant to this Section 5.03(d) shall terminate and the Seller shall again comply with the procedures set forth in this Section 5.03, if applicable, with respect to any proposed Transfer of Company Securities to a Third Party or another stockholder.

(e) Notwithstanding Section 5.03(d) above, if the Transfer is subject to Section 5.01, and less than all of the Offered Securities are elected to be purchased by the Non-Selling Stockholders and the Seller continues to propose to consummate a Sale to the relevant Third Party, then in lieu of a sale to a Third Party in accordance with Section 5.03(d), the Seller shall comply with Section 5.01 and shall give a Tag-Along Notice (on the same terms and conditions as those in the Offer Notice) within 30 days of the Trigger Date (as may be extended pursuant to Section 5.03(c)); provided that if a sale to one or more Non-Selling Stockholders does not take place because of a Regulatory Sale Failure, the Seller may elect to give such Tag-Along Notice within five (5) days of the Regulatory Drop Dead Date.

(f) The provisions of this Section 5.03 shall not apply to any Transfer of Company Securities (i) in a Public Offering pursuant to the exercise of rights under any applicable registration rights agreement, (ii) to a Permitted Transferee, (iii) made by a Stockholder in its capacity as a Tagging Person under Section 5.01, or (iv) of less than one percent (1%) of the Aggregate Ownership of Preferred Shares or Common Shares (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) over any twelve (12) month period.

(g) Each Non-Selling Stockholder shall have the right to Transfer any or all of its rights under this Section 5.03 to any Person with the consent of Stockholders holding two-thirds of the Common Stock (exclusive of the Seller but including, for purposes of calculating the Common Stock at such time, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Investor Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock, but in any event not including such number of Common Shares issuable upon conversion of any Preferred Stock in the determination of holders of two-thirds of the Common Stock) at such time or to any Affiliate by having the Seller offer such securities to the Non-Selling Stockholders or their transferees on the terms of this Section 5.03, provided that for any given Non-Selling Stockholder, the maximum number of Common Shares (and, if applicable, Preferred Shares) with respect to which it may so transfer its rights shall not exceed the maximum number of Common Shares (and, if applicable, Preferred Shares) it could purchase from the Seller and not be in breach of its obligations under Section 4.06 and Section 6.06 (after taking into account all other facts with respect to such Non-Selling Stockholder including the number of Common Shares and/or Company Securities (and including the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by such Non-Selling Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock) it otherwise owns).

(h) Any Third Party that purchases Common Shares (and, if applicable, Preferred Shares) following compliance with this Section 5.03 must become a party to this Agreement if it is not already a party.

(i) In connection with any sale that is subject to this Section 5.03, if the Seller proposes to sell a number of Preferred Shares (on an as-converted basis) or Common Shares that constitutes more than 3% of the Aggregate Ownership of Common Shares of all Stockholders (including, for purposes of such calculation, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock), the Seller may provide the prospective Third Party purchasers in the sale reasonable access to the books, records and properties of the Company and its Subsidiaries subject to such Persons executing customary confidentiality agreements in favor of the Company.

(j) It is understood and agreed that a Seller may enter into an agreement to effect a Sale in advance of the actual transfer of Common Shares or Preferred Shares but subject to compliance with this Section 5.03, and the entry into such agreement will not be considered a Transfer for purposes of this Agreement.

(k) It is understood and agreed that a Non-Selling Stockholder shall be entitled to participate in a Sale by electing to purchase Preferred Shares (in whole or any part) to the same extent it would be entitled to participate in the proposed Sale of Common Shares, in the proportions and amounts as determined in the sole option and election of such Non-Selling Stockholder, and the provisions of this Section 5.03 shall be read with respect to such Non-Selling Stockholder and its right to receive Preferred Shares mutatis mutandis; provided that the Company shall, and the Stockholders shall cause the Company to, do all things necessary in order for a Non-Selling Stockholder to receive the benefits of this Section 5.03(k), including by repurchasing the appropriate number of Shares from the Seller in the Sale and issuing Preferred Shares (on a one-to-one basis) in the same amount of the repurchased Shares to such Non-Selling Stockholder which has elected to purchase Preferred Shares in lieu of Common Shares.

Section 5.04. Preemptive Rights. (a) Prior to a Qualified Public Offering and subject to Section 5.04(b) and Section 5.04(h), each Investor Stockholder shall have the right to purchase, on the terms and conditions set forth herein, such Stockholder’s Pro Rata Portion (relative to all stockholders as determined immediately prior to the issuance) of (i) any Company Securities or (ii) any Subsidiary Securities, in each case that the Company or such Subsidiary may propose to issue (each of (i) and (ii), the “Preemption Securities”); provided that, to the extent such purchase of Preemption Securities (in whole or any part) would cause an Investor Stockholder to own an amount of voting Company Securities that would exceed such Investor Stockholder’s Maximum Voting Percentage, an Investor Stockholder may elect, at its sole option and election, to purchase Preferred Stock in lieu of the amount of Common Stock in excess thereof (in exchange on a one-to-one basis) as part of its Pro Rata Portion of any Preemption Securities so that such Investor Stockholder does not, and will not, at any time own Shares in violation of Section 6.06, and the Company shall, and the Stockholders shall cause the Company to, do all things necessary in order that such Investor Stockholder which has elected to receive Preferred Shares in lieu of Common Shares receives the benefits of this Section 5.04.

(b) Notwithstanding the preemptive rights granted in Section 5.04(a) or anything to the contrary herein, subject to each Investor Stockholder’s successful rebuttal of the presumption of control of the Company pursuant to Federal Reserve regulations and/or receipt of such other applicable regulatory approvals as may be required, during the Capital Raising Period in the event of any offering or issuance of Preemption Securities, until each Investor Stockholder has acquired its Maximum Committed Percentage, allocations of Preemption Securities shall be as follows: (i) first, each of the Key Investor Stockholders shall first be afforded the opportunity to acquire a number of Preemption Securities from the Company, for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of Preemption Securities to be offered in the aggregate, required to enable it to increase such Key Investor Stockholder’s proportionate interest in the Company immediately prior to any such issuance of Preemption Securities to as much as its Maximum Committed Percentage after giving effect to such offering or issuance, specifically in an amount equal to the product of (A) the amount of Preemption Securities to be offered in the aggregate and (B) the quotient of each of the Key Investor Stockholders Maximum Committed Percentages and the aggregate Maximum Committed Percentages of the Key Investor Stockholders; (ii) second, in each case after each of the Key Investor Stockholders has been afforded the opportunity to maintain its then Pro Rata Portion as set forth in Section 5.04(a), each Fixed Percentage Investor Stockholder shall be entitled to purchase up to that portion of any remaining Preemption Securities offered by the Company in an amount equal to the product of (A) the total Preemption Securities remaining after allocations to the Key Investor Stockholders and (B) the quotient of each Fixed Percentage Investor Stockholder’s Maximum Committed Percentage and the aggregate Maximum Committed Percentages of all Fixed Percentage Investors, provided that, in no event, shall any Investor Stockholder be permitted to purchase shares that would cause it to own more than its Maximum Committed Percentage. Notwithstanding the foregoing, the Key Investor Stockholders’ priority allocation right set forth in Section 5.04(b)(i) above (in the aggregate) shall be limited such that cumulatively it shall not cause the aggregate Common Stock and Preferred Stock ownership of any Fixed Percentage Investor Stockholder acquiring Preemption Securities in the applicable offering to decrease more than one percentage (1%) point after giving effect to such offering or issuance. By way of example, if a Fixed Percentage Investor Stockholder’s ownership would decrease from 9.9% to below 8.9% because of the Key Investor Stockholders’ priority allocation right set forth in Section 5.04(b)(i) above, the Key Investor Stockholders’ priority allocation right would be reduced to the extent necessary to entitle the Fixed Percentage Investor Stockholder to acquire Preemption Securities in an amount that would allow the Fixed Percentage Investor Stockholder’s ownership to be not less than 8.9% after giving effect to the offering or issuance. The parties hereunder hereby confirm their understanding and agree that each of the Key Investor Stockholders and the Fixed Percentage Investor Stockholders desire, and the Company shall take all necessary actions to ensure that each Key Investor Stockholder and Fixed Percentage Investor Stockholders will be able, to increase its respective ownership interest in the Company to as much as its Maximum Committed Percentage in the order described in this paragraph, subject, with respect to each Key Investor Stockholder, to its successful rebuttal of the presumption of control of the Company pursuant to Federal Reserve regulations and/or receipt of such other applicable regulatory approvals as may be required. For the avoidance of doubt, the Company shall afford each of the Key Investor Stockholders and the Fixed Percentage Investor Stockholders the opportunity to purchase, prior to any other stockholder, an amount of Preemption Securities in excess of its Pro Rata Portion (relative to all stockholders as determined immediately prior to the issuance) in the order described in this paragraph, but otherwise in accordance with the procedures set forth in this Section 5.04 as if such procedures apply only to such Key Investor Stockholder or Fixed Percentage Investor Stockholder mutatis mutandis, to enable such Key Investor Stockholder and each Fixed Percentage Investor Stockholder to increase its proportionate interest in the Company immediately prior to any such issuance of Preemption Securities to as much as its Maximum Committed Percentage; provided that in no event shall either Key Investor Stockholder be permitted to own in excess of 24.9% of any class of voting securities or more than 24.9% of the Common Stock of the Company, determined in accordance with the rules and regulations of the Federal Reserve. For the further avoidance of doubt, the other Stockholders as a group shall not have an opportunity to purchase Preemption Securities in any issuance until each of the Key Investor Stockholders and the Fixed Percentage Investor Stockholders have purchased the maximum number of Preemption Securities they each desire to purchase up to each of their respective Maximum Committed Percentages. Any Person purchasing or otherwise acquiring any shares of capital stock of the Company, its Subsidiaries or any of its or their Affiliates, or any interest therein, in connection with the transactions contemplated by the Transaction Agreements or at any time thereafter shall be deemed to have notice of and to have consented to the provisions of this Section 5.04(b).

(c) The Company shall deliver to each Investor Stockholder notice (an “Issuance Notice”) of any proposed issuance or sale by the Company or any Subsidiary, as applicable, of any Preemption Securities at least ten (10) Business Days prior to the proposed issuance or sale date. The Issuance Notice shall specify the price at which such Preemption Securities are to be issued or sold and the other material terms of the issuance. Subject to Section 5.04(b) and Section 5.04(h), each Stockholder shall be entitled to purchase up to (or in the case of a Key Investor Stockholder or Fixed Percentage Investor Stockholder, in excess of) such Stockholder’s Pro Rata Portion (relative to all stockholders as determined immediately prior to the issuance) of the Preemption Securities proposed to be issued or sold, at the price and on the terms specified in the Issuance Notice and in accordance with the order described in Section 5.04(b).

(d) Each Stockholder who desires to purchase any or all (or in the case of a Key Investor Stockholder or the Fixed Percentage Investor Stockholders, in excess of) of its Pro Rata Portion of the Preemption Securities specified in the Issuance Notice shall deliver written notice to the Company (each, an “Exercise Notice”) of its election to purchase such Preemption Securities within three Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Preemption Securities to be purchased by such Stockholder and shall constitute exercise by such Stockholder of its rights under this Section 5.04 and a binding agreement of such Stockholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares (or amount) of Preemption Securities specified in the Exercise Notice. If, at the termination of such three-Business Day period, any Stockholder shall not have delivered an Exercise Notice to the Company, such Stockholder shall be deemed to have waived all of its rights under this Section 5.04 with respect to the purchase of such Preemption Securities. Promptly following the termination of such three-Business Day period, the Company shall deliver to each Stockholder a copy of all Exercise Notices it received.

(e) Subject to Section 4.06, Section 5.04(b) and Section 6.06, if any Stockholder fails to exercise its preemptive rights under this Section 5.04 or elects to exercise such rights with respect to less than such Stockholder’s Pro Rata Portion, the Company shall notify each other Stockholder who has delivered an Exercise Notice to exercise its rights to purchase its entire Pro Rata Portion, either (i) within the same group as such Stockholder or (ii) if there is no other Stockholder within such Stockholder’s group, the next group of Stockholders, that such other Stockholder shall be entitled to purchase its Pro Rata Portion (relative to all stockholders being so notified) of such Preemption Securities with respect to which such Stockholder shall not have exercised its preemptive rights. The Company shall continue to offer additional Pro Rata Portions to such Stockholders choosing to purchase their full Pro Rata Portion of such Preemption Securities pursuant to the preceding sentence until (i) all Preemption Securities proposed to be issued by the Company and with respect to which Stockholders were entitled to exercise their rights under this Section 5.04 have been purchased by Stockholders or (ii) all Stockholders have committed to purchase the maximum number of Preemption Securities they desire to purchase, whichever is earlier. Any notice pursuant to this Section 5.04(e) may specify such period for election as the Company may reasonably determine.

(f) The Company shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance or sale of any or all of such Preemption Securities that the Stockholders have not elected to purchase at the price and upon terms and conditions specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. If the Company proposes to issue or sell any such Preemption Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 5.04.

(g) At the consummation of the issuance or sale of such Preemption Securities, which shall be a simultaneous closing, the Company shall issue certificates or instruments representing the Preemption Securities to be purchased by each Stockholder exercising preemptive rights pursuant to this Section 5.04 registered in the name of such Stockholder, promptly following payment by such Stockholder of the purchase price for such Preemption Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(h) Notwithstanding the foregoing, no Stockholder shall be entitled to purchase Preemption Securities as contemplated by this Section 5.04 in connection with issuances or sales of Preemption Securities (i) to management, employees, officers or directors of the Company pursuant to management or employee incentive programs or plans approved by the Board (including any such programs or plans in existence on the date hereof), (ii) any issuance, delivery or sale of Company Securities by the Company to any Person as consideration in connection with arms-length, bona fide acquisitions or strategic business combinations approved by the Board (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iii) any issuance of Company Securities upon the exercise, conversion or exchange of options, warrants or other convertible securities, (iv) any issuance of Company Securities in connection with any stock split or stock dividend paid on a proportionate basis to all holders of the affected class of capital stock approved by the Board, (v) any issuance of Company Securities undertaken at the written direction of an applicable Regulatory Authority if such applicable Regulatory Authority prohibits the granting of preemptive rights to any Stockholder in connection therewith or (vi) in connection with efforts by the Company to secure replacement funding, and only to the extent of the amount to replace such anticipated funding and no more (subject in all respects to Board approval), in the event of the failure of any Investor Stockholder to fund its capital commitment as called pursuant to a Drawdown made pursuant to Section 3.01(a), including, without limitation, any sale of Forfeit Shares by the Company pursuant to Section 3.02. In addition to the foregoing, a Stockholder shall not have any Preemptive Rights if at the time of such issuance, the Stockholder is not an “accredited investor,” as that term is then defined in Rule 501(a) under Regulation D. No Stockholder shall be entitled to purchase Preemption Securities to the extent that such purchase would cause such Stockholder to be in breach of its obligation under Section 4.06 and/or Section 6.06.

(i) The provisions of this Section 5.04 shall terminate immediately prior to the consummation of the Qualified Public Offering.

(j) Any Stockholder shall be entitled to assign all or a portion of its rights under this Section 5.04 to an Affiliate subject to the terms and conditions that would be applicable to such Affiliate if such assignment were a Transfer to it under Section 4.03.

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01. Confidentiality.

(a) Each Stockholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Stockholder’s investment in the Company. Each Stockholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Stockholder). Each Stockholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Stockholder’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Stockholder or to any investor or potential investor of such Stockholder or its Affiliates; provided that such Stockholder shall be responsible for any use or disclosure of such Confidential Information by such Persons that would constitute a breach of this Section 6.01(a),

(ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject, provided that such Stockholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Stockholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

(iii) in accordance with Section 5.01(e) or Section 5.03(i); provided that such Stockholder shall be responsible for any use or disclosure of such Confidential Information by such Persons that would constitute a breach of this Section 6.01(a),

(iv) to any regulatory authority or rating agency to which the Stockholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information,

(v) if the prior written consent of the Board shall have been obtained,

(vi) to any investor or potential investor of any Investor Stockholder or its Affiliates, provided that the proposed recipient shall have reasonable confidentiality obligations with respect to such disclosure and such information shall be used only in connection with such recipient’s investment or potential investment in the Investor Stockholder or its Affiliates and not for any other purpose,

(vii) by one Stockholder (or Affiliate thereof) to another Stockholder (or Affiliate thereof) if such Stockholders are Affiliates, or

(viii) among the Investor Designees in their capacities as members of the Board.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order and to the requirement that such Stockholder seek to use the minimum amount reasonably necessary) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Stockholder. Each Stockholder shall be subject to the foregoing restrictions for so long as such Person is a Stockholder of the Company and for a period of one year thereafter.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Stockholder (including by virtue of its present or former right to designate a director) and the terms of this Agreement, provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) as shown by written records, was available to such Stockholder on a non-confidential basis prior to its disclosure to such Stockholder or its Representatives by the Company or (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Stockholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Stockholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company (and, in the case of any employee of the Company or any Subsidiary, not in connection with their duties as an employee).

Section 6.02. Information Rights.

(a) The Company agrees to furnish each Person that is a Stockholder as of the date of this Agreement:

(i) as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), setting forth in comparative form the figures for the corresponding quarter and portion of the previous fiscal year, and the figures for the corresponding quarter and portion of the then current fiscal year as in the Company’s annual operating budget,

(ii) as soon as practicable and, in any event, within 90 days after the end of each fiscal year, (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by a firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Company’s annual operating budget, accompanied by an audit report of the Company’s independent auditors,

(iii) as soon as practicable and, in any event, within 30 days of the beginning of each fiscal year, the Company’s annual operating budget for such fiscal year, and promptly following the preparation thereof, a copy of any revisions to such annual operating budget, and

(iv) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made generally available by the Company to any of its security holders and all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC.

Notwithstanding the foregoing, the Company shall not be required to furnish the information set forth in this Section 6.02(a) to any Person so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in compliance with its disclosure obligations thereunder.

(b) In addition, during the period in which a Key Investor Stockholder, Endicott, or Constitution is entitled to designate an Investor Designee pursuant to Section 2.01(a) or Section (b), the Company agrees to permit representatives of each Key Investor Stockholder, Endicott and Constitution to (i) visit and inspect the properties of the Company and the Bank, (ii) examine the corporate books of the Company and the Bank and (iii) discuss the affairs, finances and accounts of the Company and the Bank with the officers (and to make such appropriate officers available for such purpose), all upon reasonable notice and at such reasonable times as such Key Investor Stockholder, Endicott or Constitution may reasonably request but not more frequently than once per calendar quarter.

Section 6.03. Acquisition Transactions.

The Company agrees to keep the Key Investor Stockholders, Endicott, Constitution and Wafra informed with respect to all Potential Acquisition Transactions, subject to the conditions in Section 6.01. In furtherance of the foregoing, promptly upon identification of any Potential Acquisition Transaction, the Company shall notify the Key Investor Stockholders, Endicott, Constitution and Wafra of such Potential Acquisition Transaction and, subject to applicable law, provide the Key Investor Stockholders, Endicott, Constitution and

Wafra with information with respect to such Potential Acquisition Transaction on a reasonably concurrent basis as the Company provides any such information to any member of the Board or to the Federal Reserve, the FDIC or any other federal or state banking regulator. Subject to applicable law, the Company shall reasonably assist the Key Investor Stockholders, Endicott, Constitution and Wafra in obtaining access to any data room and other materials made available by the seller (including, if applicable, the FDIC) in connection with each Potential Acquisition Transaction. The Company shall cause the appropriate officers and employees of the Company and the Bank to be available in a timely fashion for conference calls, meetings, and other forms of communication with respect to analysis, review, and due diligence of Potential Acquisition Transactions with representatives of the Key Investor Stockholders and Wafra subject, in each case, to reasonable prior notice.

Section 6.04. Affiliate Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Company, any other affiliate of the Company (within the meaning of the FDIC Statement of Policy), any stockholder or any “associate” of any stockholder (within the meaning of Rule 12b-2 under the Exchange Act), unless such transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; provided that any such transaction must otherwise comply with Sections 23A and 23B of the Federal Reserve Act, with the Federal Reserve Regulation O and Regulation W, and the FDIC Statement of Policy.

Section 6.05. Conflicting Agreements. The Company and each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

Section 6.06. Avoidance of “Control”. Notwithstanding anything to the contrary in this Agreement, neither the Company (on behalf of itself and its Subsidiaries) nor any Stockholder shall take any action, including the exercise of any right granted under this Agreement, that would cause (i) any Stockholder’s or any other Person’s ownership of voting Company Securities (together with the ownership by such Stockholder’s or other Person’s affiliates (as such term is used under the Bank Holding Company Act of 1956, as amended (the “BHCA”)) of voting Company Securities) to increase to an amount that would constitute “control” under the BHCA, or otherwise cause any Stockholder to “control” the Bank under and for purposes of the BHCA or (ii) Lightyear’s ownership of voting Company Securities (together with the ownership of its affiliates) to increase to an amount greater than 9.99% of the total voting Company Securities.

Section 6.07. Nasdaq Listing. Within six months following the earlier of (i) April 29, 2014, which is the third anniversary of the Initial Drawdown (as defined in the Bank Investment Agreement) and (ii) the last Subsequent Drawdown, the Company shall use its reasonable best efforts to cause the Listing Date to occur, subject to approval by the Board and subject to market conditions and other factors.

Section 6.08. U.S. Real Property Interest Matters.

(a) As and when requested by an Investor Stockholder, the Company agrees to provide reasonable assistance in connection with determinations by such Investor Stockholder of whether the Common Stock the Investor Stockholder holds or has held constitutes a United States real property interest under Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company shall timely and duly comply with the notice requirement to the Internal Revenue Service (the “IRS”) described in Treasury Regulation Section 1.897-2(h)(2).

(b) The Company agrees to maintain at all times its status as an association taxable as a corporation for U.S. federal income tax purposes.

(c) The Company shall, prior to making a distribution to the Investor Stockholder, based on the information that is reasonably available to the Company at the time, calculate the percentage of the dividend distribution that is expected to be out of the Company’s earnings and profits, including current or accumulated earnings and profits, (and therefore constitutes a dividend for U.S. federal income tax purposes pursuant to Section 301(c)(1) of the Code). If any amount of the distribution is reasonably expected to be in excess of the Company’s earnings and profits, including current or accumulated earnings and profits, the Company will notify the Investor Stockholder, and if requested by the Investor Stockholder, at the Investor Stockholder’s expense, consult with a nationally recognized accounting firm to determine whether the stock in the Company is a “United States real property interest” (a “USRPI”) for purposes of Section 897 of the Code, and, if based on such consultation, the Company’s stock is reasonably expected to be a USRPI, the Company will notify the Investor Stockholder of its conclusion at least thirty (30) days prior to making the distribution (and shall update such information, if applicable, on the date such distribution is made and as soon as practicable after the Company’s tax year end). If it is determined that the interest in the Company is not a USRPI, the Company shall provide the Investor Stockholder with a properly executed statement from the Company that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1) or notify the Investor Stockholder of its inability to provide such a certificate and the basis for such inability. If such a certificate cannot be provided, the Company shall cooperate with the Investor Stockholder in good faith to determine the percentage of the dividend distribution that is in excess of the Investor Stockholder adjusted basis in the stock of the Company.

(d) On the date the Holding Company Reorganization is consummated by the Company and, upon receiving written notice thereof, in the case of a direct or indirect disposition of the stock of the Company by the Investor Stockholder (or its beneficiaries), the Company shall provide the Investor Stockholder with a properly executed statement from the Company that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1), or notify the Investor Stockholder of its inability to provide such a certificate and the basis for such inability. The Investor Stockholder shall pay for the reasonable expenses of the Company in connection with the preparation of such certificate solely if the Investor Stockholder requests such certificate in connection with a disposition of the stock of the Company by the Investor Stockholder (or its beneficiaries).

(e) The Company will not distribute a USRPI to the Investor Stockholder without such Investor Stockholder’s consent.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any (i) Stockholder that ceases to own beneficially any Company Securities and (ii) any Management Party who ceases to be employed by the Company or the Bank, shall cease to be bound by the terms hereof (other than Section 6.01, Section 7.02, Section 7.05, Section 7.06, Section 7.07, Section 7.08, Section 7.10, Section 7.11, Section 7.14 and Section 7.15).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except (i) as expressly set forth herein, (ii) any Stockholder may transfer its rights hereunder to any Permitted Transferee of such Stockholder in connection with a Transfer permitted under Section 4.03, Section 5.01 and Section 5.03, and (iii) any Person acquiring Company Securities that is required by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A and shall thenceforth be a Stockholder.

Section 7.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or by electronic mail so long as a receipt of such electronic mail is requested and received, if to the Company to:

TGR Financial, Inc.

3560 Kraft Road

Naples, Florida 34105

Attention: Gary L. Tice, Chairman and Chief Executive Officer

Facsimile: (239) 325-3777

Email: garytice@fnbofgc.com

with copies to:

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street, Suite 1700

Atlanta, Georgia 30363

Attention: J. Brennan Ryan, Esq.

Facsimile: (404) 817-6041

Email: brennan.ryan@nelsonmullins.com

and

Smith, Gambrell & Russell, LLP

Promenade II, Suite 3100

1230 Peachtree Street NE

Atlanta, Georgia 30309

Attention: Robert C. Schwartz, Esq.

Facsimile: (404) 685-7058

Email: rschwartz@sgrlaw.com

if to Lightyear to:

Lightyear Capital LLC

375 Park Avenue, 11th Floor

New York, New York 10152

Attention: Chris Casciato

Facsimile: 212-328-0516

Email: chris.casciato@lycap.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Caroline B. Gottschalk

Facsimile: 212-455-2502

Email: cgottschalk@stblaw.com

if to GMT to:

GMT Capital Corp

2100 RiverEdge Parkway

Atlanta, Georgia 30328

Attention: Adam Compton

Facsimile: 770-989-8259

Email: acompton@gmtcapital.com

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree Street, NW

Atlanta, Georgia 30309-3424

Attention: Mark C. Kanaly

Facsimile: 404-881-7777

Email: mark.kanaly@alston.com

If to Endicott to:

Endicott Management Co.

360 Madison Avenue, 21st Floor

New York, NY 10017

Attention: Robert Usdan

Facsimile: 212-450-8069

Email: Rob@theendicottgroup.com

with a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive

Suite 500 East

West Palm Beach, FL 33401-6194

Attention: Michael Mitrione

Facsimile: 561-655-5677

Email: MMitrione@gunster.com

If to Constitution to:

Constitution Capital Partners, LLC

300 Brickstone Square, 10th Floor

Andover, Massachusetts 01801

Attention: John J. Guinee

Facsimile: 978-749-9669

Email: jguinee@concp.com

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Michael G. Doherty

Facsimile: 646-728-1578

Email: michael.doherty@ropesgray.com

If to Wafra to:

Wafra Investment Advisory Group, Inc.

345 Park Avenue

41st Floor

New York New York 10154-0101

Attention: Russell J. Valdez

Facsimile: (212) 813 – 9488

Email: r.valdez@wafra.com

with a copy to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

Attention: Justine M. Clark, Esq.

Facsimile: 212-732-3232

Email: jclark@clm.com

and

Wafra Investment Advisory Group, Inc.

345 Park Avenue, 41st Floor

New York, New York 10154-0101

Attention: Vincent Campagna

Facsimile: (212) 813 – 9488

Email: v.campagna@wafra.com

if to any other Stockholder (including any other Investor Stockholder), to the address set forth on Exhibit E hereto,

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission or electronic mail shall be confirmed by certified or registered mail, return receipt requested, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile or electronic transmissions.

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

Section 7.03. Waiver; Amendment; Termination. (a) Subject to Section 7.03(b), no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Stockholders holding at least a majority of the outstanding Common Shares (including, for purposes of calculating the Common Stock outstanding at such time, the number of Common Shares issuable upon conversion of all Preferred Stock, if any, owned by any Investor Stockholder without regard to any limitations on conversion that may apply pursuant to the terms of the Preferred Stock, but in any event not including such number of Common Shares issuable upon conversion of any Preferred Stock in the determination of the majority of the outstanding Common Stock) on a Fully-Diluted basis held by such Stockholders at the time of such proposed amendment or modification; provided that, to the extent such provision requires a greater percentage vote, then such provision shall not be amended, waived or otherwise modified by less than the percentage called for by such provision. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. No consideration shall be offered or paid to any Stockholder to amend or consent to a waiver or modification of any provision of this Agreement unless the other Stockholders are offered the same consideration on a pro rata basis (based on the number of shares held). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(b) In addition, any amendment, waiver or modification of any provision of this Agreement that would adversely affect the rights of any Stockholder in a manner that is adverse relative to the treatment of any other Stockholder shall also require the prior written consent of such Stockholder; provided that any amendment, waiver or modification to Section 5.04 shall require the written consent of each Stockholder, regardless of the relative affect of such amendment as compared to other Stockholders; provided, further, that any amendment, waiver or modification to Section 7.12, Section 7.13, Section 7.17 shall require the written consent of each affected Stockholder, regardless of the relative affect of such amendment as compared to other Stockholders;

(c) This Agreement shall be effective commencing on the completion of the Holding Company Reorganization and shall terminate automatically and immediately and be of no further force or effect upon the earliest to occur of the following:

(i) a Qualified Public Offering;

(ii) a Change of Control; and

(iii) April 29, 2036, which is the twenty-fifth (25th) anniversary of the closing date of the Initial Drawdown (as defined in the Bank Investment Agreement).

Section 7.04. Fees and Expenses. Except as otherwise expressly provided herein, all out-of-pocket costs and expenses, including the fees and expenses of counsel, incurred in connection with the review or preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto shall be paid by the party incurring such costs and expenses; provided that any costs and expenses incurred on behalf of the Company shall be deemed to have been incurred by the Company and shall be payable by the Company. Following the Closing (as defined in the Bank Investment Agreement) and through the reorganization of the Bank into a bank holding company, each of the Key Investors Stockholders shall be reimbursed by the Company for its reasonable costs and expenses incurred in connection with the transactions contemplated hereby and by the Transaction Agreements, up to an aggregate amount of $853,500 (inclusive of any amounts paid by the Bank to the Key Investor Stockholders pursuant to the Bank Investment Agreement but in any event not to exceed $700,000 (in the aggregate) as set forth on Schedule 5(e) to the Bank Investment Agreement), to be allocated among the Key Investor Stockholders in proportion to each of their respective amounts of capital committed in the Private Placement as a percentage of the combined amount of capital committed in the Private Placement by the Key Investor Stockholders, on a monthly basis upon invoice by the Key Investor Stockholders. Endicott, Constitution and Wafra’s legal expenses incurred in connection with the review and preparation of this Agreement and the Transaction Agreements shall be reimbursed by the Company up to a maximum amount (inclusive of any amounts paid by the Bank to Endicott, Constitution and Wafra pursuant to the Bank Subscription Agreements) of $60,000 for each of Endicott and Constitution and $33,500 for Wafra. Following the consummation of the reorganization of the Company as a bank holding company, the Company agrees to pay or reimburse the Key Investor Stockholders for all costs and expenses of such Key Investor Stockholder (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with the transactions contemplated hereby and by the Transaction Agreements, up to an aggregate amount of $50,000 to be allocated among the Key Investor Stockholders in proportion to each of their respective amounts of capital committed in the Private Placement as a percentage of the combined amount of capital committed in the Private Placement by the Key Investor Stockholders, on a monthly basis upon invoice by the Key Investor Stockholders. For the avoidance of doubt, the expenses of the Key Investor Stockholders shall be reimbursed (in an amount not to exceed $700,000 in the aggregate) in total before expenses of the Investor Stockholders will be reimbursed (in an amount not to exceed $153,500). In addition to the foregoing expense reimbursements by the Company in this Section 7.04, upon purchasing from the Company the number of shares of Common Stock represented by its Maximum Dollar Investment, Wafra shall be reimbursed by the Company for its legal expenses not to exceed $50,000 incurred in connection with the transactions contemplated hereby and by the Transaction Agreements.

Section 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflicts of laws rules of such state.

Section 7.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Florida, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party through the means specified in Section 7.02 shall be deemed effective service of process on such party.

Section 7.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. Neither the Company nor the Bank has, directly or indirectly, made any agreements or arrangements with any stockholder(s) relating to the terms or conditions of the transactions contemplated by this Agreement, the Investment Agreement (including the schedules thereto) or the other Transaction Agreements, except as set forth in herein or therein.

Section 7.11. Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Stockholders or the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 7.12. Regulatory Matters.

(a) Each Stockholder acknowledges, represents, warrants and agrees that this Agreement (i) relates only to the shares of capital stock of the Company, (ii) will terminate in accordance with Section 7.03(c) of this Agreement, and (iii) does not create an association among the Stockholders to engage in activities other than through the Company. In addition, each Stockholder acknowledges, represents, warrants and agrees that such Stockholder has complied and will comply with the FDIC Statement of Policy and the requirements of any applicable Federal Reserve standard passivity and anti-association commitments with respect to the matters contemplated herein (subject to the Company’s compliance with the agreements set forth in subclause (c) below).

(b) No Stockholder shall take, permit or allow any action that would cause such Stockholder or an Affiliate of such Stockholder to be required to register as a bank holding company under the BHCA with respect to the Company or its Subsidiaries.

(c) Unless approved in advance by the affected Stockholder, neither the Company nor any Stockholder shall take, permit or allow any action (including repurchases or redemptions by the Company) that would cause (i) another Stockholder or an Affiliate of another Stockholder to be required to register as a bank holding company under the BHCA or to be required to file prior notice under the Change in Bank Control Act or (ii) the beneficial ownership of any Stockholder or its Affiliates to exceed its Maximum Committed Percentage and Maximum Voting Percentage (as applicable to each Stockholder based upon its holdings immediately following the closing of the transactions contemplated by the Investment Agreement) of any class of the outstanding voting securities of the Company.

(d) No Stockholder shall take, permit or allow any action that would cause the Company or any other insured depository institution that is a direct or indirect Subsidiary of the Company to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company.

(e) Each Stockholder that breaches its obligations under this Section 7.12, or that believes it is reasonably likely to breach such obligations, shall immediately notify the Company and shall cooperate in good faith with the Company promptly to modify any ownership or other arrangements, or take any other action, as is necessary to cure or avoid such breach; provided that no such modification shall require any other Stockholder to increase or decrease its ownership interest in the Company without the consent of such Stockholder.

(f) At the request of the Company, each Stockholder agrees to promptly provide any such information that the Federal Reserve or any other bank or thrift regulatory agency may request in connection with any application or other filing required to be made by the Company or may otherwise reasonably request, and undertakes that such information shall be true and accurate; provided, however, that in lieu of the foregoing, any Stockholder may, in its sole discretion, provide directly to the Federal Reserve or such other regulatory agency any such information that such Stockholder deems to be proprietary or confidential in nature.

(g) The Company and the Stockholders will cooperate to comply with the FDIC Statement of Policy and any applicable agreement with the FDIC that is entered into pursuant to any the FDIC Statement of Policy, including, in the case of each Stockholder, complying with such reasonable restrictions as the Company may request in order to ensure that neither the Company nor any of the Company’s Subsidiaries nor any of their respective securities are subject to any “cross support” or “cross guarantee” obligations as referred to in the FDIC Statement of Policy.

(h) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 7.12 shall supersede and control with respect to any other provision of this Agreement that may conflict with or that may result in a breach of any of the provisions described in this Section 7.12 and the provisions of this Section 7.12 shall apply, mutatis mutandis, to all of the provisions of this Agreement to the extent necessary to cause such other provisions of this Agreement to comply with this Section 7.12.

Section 7.13. Corporate Opportunities.

(a) Subject to this Section 7.13, any Investor Stockholder (other than any Investor Stockholder that is an officer or employee of the Company or any of its Subsidiaries) and any of its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary thereof, and the Company, any Subsidiary of the Company, the Directors, the directors of any Subsidiary of the Company and the other stockholders shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or any Subsidiary thereof, shall not be deemed wrongful or improper.

(b) To the fullest extent permitted by applicable law or regulation, no Investor Stockholder (other than any Investor Stockholder that is an officer or employee of the Company or any of its Subsidiaries) and any of its directors, principals, officers, members, stockholders, limited or general partners, employees and/or other representatives (the “Investor Stockholder Equityholders”) and its or their Affiliates or director designees, shall be obligated to refer or present any particular business opportunity to the Company or any Subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Company or any Subsidiary thereof, could be taken by the Company or any Subsidiary thereof, and any such Investor Stockholder, Investor Stockholder Equityholder or any of its or their Affiliates, respectively, shall have the right to take for its own account (individually or as a partner, stockholder, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c) No act or omission by an Investor Stockholder, Investor Stockholder Equityholder or its or their Affiliates or director designees in accordance with this Section 7.13 shall be considered contrary to (i) any fiduciary duty that such Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates or director designees may owe to the Company, its Subsidiaries or any of its or their Affiliates or to any stockholder or by reason of such Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates or director designees being a stockholder of the Company, or (ii) any fiduciary duty of any director of the Company, its Subsidiaries or any of its or their Affiliates who is also a director, officer or employee of an Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates to the Company, Subsidiaries or any of its or their Affiliates, or to any stockholder thereof. Any Person purchasing or otherwise acquiring any shares of capital stock of the Company, its Subsidiaries or any of its or their Affiliates, or any interest therein, in connection with the transactions contemplated by the Transaction Agreements or at any time thereafter shall be deemed to have notice of and to have consented to the provisions of this Section 7.13.

(d) The Company shall cause the governing documents of the Company and any Subsidiaries of the Company to have provisions that are consistent with this Section 7.13.

Section 7.14. Publicity. Except as may be required by applicable law, neither the Company nor any representative of the Company will issue any press release that identifies any Stockholder or any investment advisor to a Stockholder, or otherwise makes any public statement with respect to any Stockholder or any investment advisor to a Stockholder hereby, without the prior written consent of such Stockholder. Any such press release or public statement required by applicable law shall, to the extent feasible, only be made by the Company after reasonable notice and opportunity for review by the Stockholders.

Section 7.15. Recapitalizations, Exchanges, Etc., Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Shares and Preferred Shares, and to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Shares and Preferred Shares, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

Section 7.16. Benefits of the Agreement. Except as expressly set forth herein, nothing expressed or implied by or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.17. Rights of Stockholders; No Recourse. This Agreement affects the Stockholders only in their capacities as stockholders of the Company and for purposes of Section 2.01, as a stockholder, a Director, a member of a board committee thereof, an officer of the Company or otherwise. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future, director, officer, employee, general or limited partner or member of any Investor Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future, officer, agent or employee of any Investor Stockholder or any current or future, member of any Investor Stockholder or any current or future, director, officer, employee, partner or member of any Investor Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. With respect to the Company, no recourse shall be had to any of the Stockholders of the Company or the Stockholders of any of their Affiliates (in each case in their capacity as Stockholders).

Section 7.18. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement (including the approval and adoption of any and all organizational documents of the Company, including the Charter and Bylaws, to effectuate the transactions contemplated herein and by the Transaction Agreements).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TGR FINANCIAL, INC.

By:	/s/ Gary L. Tice
Name:	Gary L. Tice
Title:	Chairman and Chief Executive Officer

[Stockholders’ Agreement Signature Page]

LIGHTYEAR FUND II, L.P.

By:	Lightyear Fund II GP, L.P., its general partner

By:	Lightyear Fund II GP Holdings, LLC, its general partner

By:	/s/ Timothy Kacani
Name:	Timothy Kacani
Title:	Authorized Signatory

LIGHTYEAR CO-INVEST PARTNERSHIP II, L.P.

By:	Lightyear Fund II GP Holdings, LLC, its
general partner

By:	/s/ Timothy Kacani
Name:	Timothy Kacani
Title:	Authorized Signatory

[Stockholders’ Agreement Signature Page]

BAY II RESOURCE PARTNERS, L.P.

By:	/s/ Ned Case
Name:	Ned Case
Title:	Vice President

BAY RESOURCE PARTNERS, L.P.

By:	/s/ Ned Case
Name:	Ned Case
Title:	Vice President

BRP II FINANCIAL INVESTMENTS, LLC

By:	/s/ Ned Case
Name:	Ned Case
Title:	Vice President

/s/ Thomas E. Claugus
Thomas E. Claugus

[Stockholders’ Agreement Signature Page]

CRADLE COVE PARTNERS II, L.P.

By:	/s/ Shivan Govindan
Name:	Shivan Govindan
Title:	President

CRADLE COVE INVESTMENT OPPORTUNITIES FUND, L.P.

By:	/s/ Shivan Govindan
Name:	Shivan Govindan
Title:	President

BAUM PRIVATE INVESTMENTS, LLC

By:	/s/ Theodore Baum
Name:	Theodore Baum
Title:	President

COMPASS ISLAND INVESTMENT OPPORTUNITIES FUND A, L.P.

By:	/s/ Shivan Govindan
Name:	Shivan Govindan
Title:	President

[Stockholders’ Agreement Signature Page]

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By:	W.R. Endicott III, L.L.C., its general partner

By:	/s/ Robert I. Usdan
Name:	Robert I. Usdan
Title:	Managing Member

[Stockholders’ Agreement Signature Page]

JOHN RODGERS, L.P.

By:	USS-Constitution GP, LLC, its general partner
By:	Constitution Capital Partners, LLC, its managing member

By:	/s/ Daniel M. Cahill
Name:	Daniel M. Cahill
Title:	Authorized Signatory

[Stockholders’ Agreement Signature Page]

S-FNBGC LP

By:	S-FNBGC GP Inc., its general partner

By:	/s/ Anthony G. Barbudo
Name:	Anthony G. Barbudo
Title:	Director

[Stockholders’ Agreement Signature Page]

BANC FUND VII L.P.

By:	MidBanc VII L.P., its general partner
By:	THE BANC FUNDS COMPANY, L.L.C., its general partner

By:	/s/ Charles J. Moore
Name:	Charles J. Moore
Title:	Member

BANC FUND VIII L.P.

By:	MidBanc VIII L.P., its general partner
By:	THE BANC FUNDS COMPANY, L.L.C., its general partner

By:	/s/ Charles J. Moore
Name:	Charles J. Moore
Title:	Member

[Stockholders’ Agreement Signature Page]

CONTEXT BH PARTNERS, LP

By:	CCP BH Management III, LP, as investment manager

By:	/s/ Robert Hendershott
Name:	Robert Hendershott
Title:	Member

[Stockholders’ Agreement Signature Page]

GC PARTNERS INTERNATIONAL LTD.

By:	/s/ David Golub
Name:	David Golub
Title:	Director

GEMS FUND, L.P.

By:	GEMS, Associates, LLC, its general partner

By:	/s/ David Golub
Name:	David Golub
Title:	Managing Member

[Stockholders’ Agreement Signature Page]

PRIME CAPITAL MASTER SPC – GOT WAT MAC SEGREGATED PORTFOLIO

By:	Waterstone Capital Management, LP, as investment manager

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE MARKET NEUTRAL MASTER FUND, LTD.

By:	Waterstone Capital Management, LP, as investment manager

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE MARKET NEUTRAL MAC 51, LTD.

By:	Waterstone Capital Management, LP, as investment manager

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE OFFSHORE AD FUND, LTD.

By:	Waterstone Capital Management, LP, as investment manager

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

[Stockholders’ Agreement Signature Page]

MANAGEMENT PARTIES

/s/ Gary L. Tice
Gary L. Tice

/s/ Garrett S. Richter
Garrett S. Richter

/s/ Robert T. Reichert
Robert T. Reichert

/s/ C.C. Coghill
C.C. Coghill

[Stockholders’ Agreement Signature Page]

EXHIBIT A

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of             , 20    (as amended, amended and restated or otherwise modified from time to time, the “Stockholders’ Agreement”) among TGR Financial, Inc. and certain of its stockholders party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:              ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

EXHIBIT B

INITIAL INDEPENDENT DIRECTORS

Thomas G. Brewer

Robert M. Feerick

Diane G. Krumsee

James S. Lindsay

Edward J. Mace

Judy R. Miller

Michael J. Kerschner

EXHIBIT C

BOARD COMMITTEE COMPOSITION

Director Name	Director Status	Executive Committee	Audit Committee	Compensation Committee	Nominations Committee

Gary L. Tice	Insider	C			X
Garrett S. Richter	Insider
Thomas G. Brewer	Independent			C	X
Robert M. Feerick	Independent		X	X
Diane G. Krumsee	Independent	X	X
James S. Lindsay	Independent	X		X	C
Edward J. Mace	Independent	X	C
Judy R. Miller	Independent		X	X
Michael J. Kerschner	Independent	X	X		X
Adam D. Compton	Independent/Investor	X		X
Christopher C. Casciato	Independent/Investor	X			X
Robert I. Usdan	Independent/Investor
John J. Guinee	Independent/Investor

C – Proposed Chairperson

X – Committee Member

EXHIBIT D

Gary L. Tice

Garrett S. Richter

Robert T. Reichert

C.C. Coghill

EXHIBIT E

ADDRESSES FOR NOTICES

(attached)